Exhibit 1.1

                        INDUSTRIAS BACHOCO, S.A. DE C.V.

                               ESTATUTOS SOCIALES

                                   CAPITULO I
            DENOMINACION, OBJETO, DURACION, DOMICILIO Y NACIONALIDAD

      ARTICULO PRIMERO. La denominacion de la Sociedad es "INDUSTRIAS BACHOCO", e ira seguida de las palabras "SOCIEDAD ANONIMA DE CAPITAL VARIABLE", o de su abreviatura "S.A. DE C.V.".

      ARTICULO SEGUNDO. La Sociedad tendra por objeto:

      I. Promover, constituir, organizar, explotar, adquirir y tomar participacion en el capital social o patrimonio de todo genero de sociedades mercantiles o civiles, asociaciones o empresas, ya sean industriales, comerciales, de servicios o de cualquier otra indole, tanto nacionales como extranjeras, asi como participar en su administracion o liquidacion.

      II. Adquirir, bajo cualquier titulo legal, acciones, intereses, participaciones o partes sociales de cualquier tipo de sociedades mercantiles o civiles, ya sea formando parte de su constitucion o mediante adquisicion posterior, asi como enajenar, disponer y negociar tales acciones, participaciones y partes sociales, incluyendo cualquier otro titulo-valor, asimismo, conforme a las disposiciones de caracter general que expida la Comision Nacional Bancaria y de Valores y siempre que las acciones de la Sociedad esten inscritas en la Seccion de Valores del Registro Nacional de Valores , podra adquirir acciones representativas del capital social de la Sociedad, sujeto a lo previsto por estos estatutos.

      III. Recibir de otras sociedades y personas, asi como prestar o proporcionar a otras sociedades y personas, cualquier servicio que sea necesario para el logro de sus finalidades u objetos sociales, tales como, entre otros, servicios legales, administrativos, financieros, de tesoreria, auditoria, mercadotecnia, preparacion de balances y presupuestos, elaboracion de programas y manuales, analisis de resultados de operacion, evaluacion de informacion sobre productividad y de posibles financiamientos, preparacion de estudios acerca de la disponibilidad de capital, asistencia tecnica, asesoria
            o consultoria.

      IV. Obtener, adquirir, desarrollar, comercializar, hacer mejoras, utilizar, otorgar y recibir licencias, o disponer bajo cualquier titulo legal toda clase de patentes, marcas, certificados de invencion, nombres comerciales, modelos de utilidad, disenos industriales, secretos industriales y cualesquiera otros derechos de propiedad

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            industrial,  asi como  derechos  de autor,  opciones  sobre  ellos y preferencias, ya sea en Mexico o en el extranjero.

      V. Obtener toda clase de prestamos o creditos, emitir obligaciones, bonos, papel comercial, certificados bursatiles y cualquier otro titulo de credito o instrumento equivalente, sin o con el otorgamiento de garantia real especifica mediante prenda, hipoteca, fideicomiso o bajo cualquier otro titulo legal; asi como, otorgar cualquier tipo de financiamiento o prestamo a sociedades mercantiles
            o civiles, empresas e instituciones con las que la Sociedad tenga relaciones de negocios o participaciones sociales, recibiendo o no garantias reales o personales especificas.

      VI. Otorgar y recibir toda clase de garantias personales, reales y avales de obligaciones o titulos de credito a cargo de sociedades, asociaciones e instituciones en las que la Sociedad tenga interes o participacion, o con las que la Sociedad tenga relaciones de negocios, constituyendose en fiador y/o avalista y/o garante de tales personas, o de cualesquier tercero.

      VII. Suscribir, emitir, girar y avalar toda clase de titulos de credito, asi como aceptarlos y endosarlos.

      VIII. Realizar, supervisar o contratar, por cuenta propia o de terceros, toda clase de construcciones, edificaciones, conjuntos inmobiliarios, fraccionamientos, edificios o instalaciones para oficinas o establecimientos.

      IX. Llevar a cabo, por cuenta propia o de terceros, programas de capacitacion y desarrollo, asi como trabajos de investigacion.

      X. Dar o tomar en arrendamiento o en comodato; adquirir, poseer, permutar, enajenar, transmitir, disponer o gravar la propiedad o posesion de toda clase de bienes muebles e inmuebles, asi como otros derechos reales o personales sobre ellos, que sean necesarios o convenientes para su objeto social o para las operaciones u objetos sociales de las sociedades mercantiles o civiles, asociaciones e instituciones en las que la Sociedad tenga algun interes o participacion de cualquier naturaleza.

      XI. Actuar como comisionista, mediador, representante, distribuidor o intermediario de cualquier persona o sociedad.

      XII. La produccion, transformacion, adaptacion, importacion, exportacion y la compraventa por cualquier titulo de maquinaria, refacciones, materiales, materias primas, productos industriales, efectos y mercaderias de todas clases.

      XIII. En general, celebrar y realizar todos los actos, contratos y operaciones conexos, accesorios o accidentales, que sean necesarios
            o convenientes para la realizacion de los objetos anteriores.

      ARTICULO TERCERO. La duracion de la Sociedad es indefinida.

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      ARTICULO  CUARTO.  El  domicilio  social  de la  Sociedad  es la Ciudad de
Mexico, Distrito Federal. La Sociedad podra establecer sucursales, agencias u oficinas en otros lugares de la Republica Mexicana o en el extranjero, asi como someterse convencionalmente por cualquier acto, contrato o convenio a la aplicacion de leyes extranjeras o de cualquier estado de la Republica Mexicana y
a  las   respectivas   jurisdicciones   de  los   tribunales,   o  a  domicilios
convencionales  en Mexico o en el extranjero con objeto de recibir toda clase de
notificaciones  o  emplazamientos   judiciales  o  extrajudiciales,   designando
apoderados especiales o generales en el extranjero para dichos efectos o para cualquier otro efecto, sin que se entienda por ello cambiado su domicilio social.

      ARTICULO QUINTO. La Sociedad es de nacionalidad mexicana. Los socios extranjeros actuales o futuros de la Sociedad se obligan formalmente con la Secretaria de Relaciones Exteriores de los Estados Unidos Mexicanos a considerarse como nacionales con respecto a las acciones de la Sociedad que adquieran o de que sean titulares, asi como con respecto a los bienes, derechos, concesiones, participaciones o intereses de los que sea titular la Sociedad, o bien de los derechos y obligaciones que se deriven de los contratos en que sea parte la Sociedad con autoridades mexicanas. En consecuencia, los socios extranjeros, actuales o futuros, se obligan, por lo mismo, a no invocar la proteccion de sus Gobiernos, bajo la pena, en caso contrario, de perder en beneficio de la Nacion las participaciones sociales que hubieren adquirido.

                                   CAPITULO II
                        DEL CAPITAL SOCIAL Y LAS ACCIONES

      ARTICULO SEXTO. El capital social es variable. La parte minima fija del capital social, sin derecho a retiro, es de $150'000,000.00 M.N. (ciento cincuenta millones de pesos 00/100 moneda nacional); representada por 600'000,000 de acciones, de la Clase I, todas ellas nominativas y sin expresion de valor nominal.

      La parte variable estara representada por acciones nominativas, sin expresion de valor nominal, de la Clase II.

      Las acciones representativas del capital social, dentro de cada Clase, podran estar divididas en las siguientes series, en los terminos que determine la Asamblea de Accionistas que acuerde su emision:

      I. La Serie "B" que estara integrada por acciones comunes u ordinarias, con pleno derecho a voto, que podran corresponder tanto a la Clase I como a la Clase II, y que representaran en todo tiempo el 100% (cien por ciento) del total de las acciones comunes u ordinarias con pleno derecho de voto y cuando menos el 75% (setenta y cinco por ciento) del total de las acciones en que se divida el capital social. En todo momento, cuando menos un 51% (cincuenta y un por ciento) de estas acciones comunes u ordinarias deberan estar suscritas por personas fisicas o morales que se consideren inversionistas mexicanos conforme a la Ley de Inversion Extranjera y, en todo caso, no mas de un 49% (cuarenta y nueve por ciento) de las mismas acciones ordinarias podra ser suscrito o adquirido libremente e indistintamente por

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            inversionistas mexicanos o extranjeros;

      II. La Serie "L" que estara integrada por acciones de voto restringido y otros derechos corporativos limitados, en los terminos de estos estatutos, que en ningun momento representaran mas del 25% (veinticinco por ciento) del total de las acciones en que se divida el capital social, a menos que, se trate de acciones de voto restringido que sean convertibles en acciones ordinarias que se emitan con autorizacion de la Comision Nacional Bancaria y de Valores en los terminos de la fraccion II del articulo 14 Bis 3 de la Ley del Mercado de Valores; seran de suscripcion libre y, en consecuencia, podran ser adquiridas por inversionistas mexicanos y extranjeros.

            La Asamblea de Accionistas que acuerde la emision de acciones de voto restringido convertibles en acciones ordinarias o aquella que modifique las caracteristicas de las acciones en circulacion, podra establecer la toma, plazos, terminos y condiciones en que proceda la convertibilidad, asi como, en su caso las caracteristicas para su identificacion.

            Las acciones Serie "L" de voto restringido y otros derechos corporativos limitados se consideraran inversion neutra, que previa autorizacion de la Secretaria de Economia, no se computara para el efecto de determinar el monto y proporcion de la participacion de inversionistas extranjeros en el capital social, en los terminos de lo dispuesto por los articulos 18 y 20 de la Ley de Inversion Extranjera.

      La Sociedad podra emitir acciones no suscritas de cualquier Serie que integre el capital social que, en el caso de acciones que sean representativas de la parte variable se conservaran en la Tesoreria de la Sociedad, para entregarse a medida en que se realice la suscripcion. Asimismo, la Sociedad podra emitir acciones no suscritas en los terminos y condiciones previstas por el articulo 81 de la Ley del Mercado de Valores.

      ARTICULO SEPTIMO. Salvo por el derecho de retiro que, en su caso, corresponde a las acciones de la Clase II representativas de la parte variable del capital social, dentro de su respectiva Serie y Clase, cada accion conferira iguales derechos y obligaciones a sus tenedores. Cada accion otorgara a su tenedor los mismos derechos patrimoniales o pecuniarios, por lo que todas las acciones participaran por igual, sin distincion alguna, en cualquier dividendo, reembolso, amortizacion o distribucion de cualquier naturaleza en los terminos de estos estatutos. Respecto al derecho de voto de las acciones que emita la Sociedad se estara a lo siguiente:

      I. Cada accion comun u ordinaria de la Serie "B" con plenos derechos de voto, conferira derecho a un voto en las Asambleas de Accionistas.

      II. Las acciones de la Serie "L" seran de voto restringido y derechos corporativos limitados, y cada accion de dicha Serie "L" conferira a su titular exclusivamente los siguientes derechos:

            1.- Asistir y votar a razon de un voto por accion, unica y exclusivamente en las Asambleas Especiales de dicha Serie "L".

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            2.-   Asistir  y votar  a  razon  de un  voto  por  accion,  unica y
                  exclusivamente,   en   lo   conducente,   en   las   Asambleas
                  Extraordinarias de Accionistas que se reunan para tratar los siguientes asuntos:

                  a.-   Transformacion de la Sociedad;

                  b.-   Fusion  con  otra  sociedad  o  sociedades,   cuando  la
                        Sociedad sea fusionada;

                  c.- Cancelacion de la inscripcion de las acciones de la Sociedad en la Seccion de Valores del Registro Nacional de Valores y en otras bolsas de valores nacionales o extranjeras en las que se encuentren registradas excepto de sistemas de cotizacion u otros mercados no organizadas como bolsas de valores; y

                  d.- Reforma al articulo Decimoprimero de estos estatutos relativo a la cancelacion de la inscripcion de las acciones de la Sociedad en la Seccion de Valores del Registro Nacional de Valores.

            3.- Designar, substituir y revocar nombramientos a miembros del Consejo de Administracion como sigue:

                  a.- En los terminos de lo previsto en la fraccion III del articulo 14 Bis 3 de la Ley del Mercado de Valores, toda minoria de tenedores de acciones de la Serie "L" que represente al menos un 10% (diez por ciento) del capital social, representado por la misma serie de acciones, tendra derecho de designar, substituir o revocar por lo menos a un consejero y su respectivo suplente, que unicamente podra suplir al miembro propietario de que se trate. Este derecho debera de ejercitarse mediante notificacion por escrito dirigida al Presidente del Consejo de Administracion o al Secretario del propio Consejo que se presente con cuando menos 2 (dos) dias habiles de anticipacion a la fecha en que hubiese sido convocada la Asamblea Ordinaria de Accionistas para designar, ratificar o revocar nombramientos a miembros del Consejo de Administracion. Solo podra revocarse el nombramiento de los consejeros designados por los accionistas a que se refiere este parrafo, cuando se revoque el de todos los demas consejeros de la Sociedad.

                  b.- A falta de la designacion de los dos consejeros de minorias indicada, en virtud de que las acciones de la Serie "L" no pueden representar mas del 25% (veinticinco por ciento) del capital social, las acciones de la Serie "L", por resolucion que sea adoptada por una Asamblea Especial, tendran derecho de designar, substituir o revocar el nombramiento de dos Consejeros Propietarios y sus respectivos

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                        suplentes; designacion, substitucion o revocacion que se
                        hara por el voto mayoritario de las acciones Serie "L" representadas en la Asamblea Especial de que se trate, y cuya resolucion se notificara a la Asamblea Ordinaria de Accionistas en los terminos que acuerde la Asamblea Especial correspondiente.

                  c.- A falta de la designacion de uno de los dos consejeros de minorias indicada, en virtud de que las acciones de la Serie "L" no puedan representar mas del 25%
                        (veinticinco por ciento) del capital social, las acciones de la Serie "L", por resolucion que sea adoptada por una Asamblea Especial, excluyendo tanto para quorum de instalacion como para resolucion a las acciones de la Serie "L" que hubiesen ejercitado su derecho  de  minorias  a que  se  refiere  el  punto  a.
                        inmediato anterior, tendran derecho de designar, substituir o revocar el nombramiento a un miembro del consejo propietario y su respectivo suplente; designacion, substitucion o revocacion que se hara por el voto mayoritario de las acciones Serie "L" representadas en la Asamblea Especial de que se trate y cuya resolucion se notificara a la Asamblea Ordinaria de Accionistas en los terminos que acuerde la Asamblea Especial correspondiente.

            4.- Siempre que esten liberadas, las acciones de la Serie "L" tendran los mismos derechos patrimoniales o pecuniarios que las acciones comunes u ordinarias, incluyendo sin limitacion alguna a la participacion en las utilidades, dividendos, reembolsos por reduccion de capital o por liquidacion, amortizacion con utilidades repartibles o en cualquier otra distribucion y el derecho preferente para suscribir proporcionalmente las nuevas acciones que se emitan, para pago en efectivo o en especie, con el fin de mantener su respectiva participacion porcentual dentro del capital social.

      ARTICULO OCTAVO. La Sociedad podra adquirir acciones representativas de su propio capital social a traves de la bolsa de valores, al precio corriente del mercado, en los terminos del articulo 14 Bis 3 de la Ley del Mercado de Valores, sin que sea aplicable la prohibicion establecida en el primer parrafo del articulo 134 de la Ley General de Sociedades Mercantiles, siempre que:

      I. La compra se realice con cargo a capital contable en tanto pertenezcan dichas acciones a la misma Sociedad, o en su caso, al capital social en el evento de que se resuelva convertirlas en acciones de tesoreria, en cuyo supuesto no se requerira de resolucion por parte de la Asamblea de Accionistas.

      II. Correspondera a la Asamblea General Ordinaria de Accionistas acordar expresamente, para cada ejercicio, el monto maximo de recursos que podra destinarse a la compra de acciones propias, con la unica limitante de que la sumatoria de los recursos que puedan destinarse a este fin, en ningun caso exceda el saldo total de la utilidades netas de la Sociedad incluyendo las retenidas. Por su parte, el Consejo de Administracion debera designar al efecto a la o las personas responsables de la

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            adquisicion y colocacion de acciones propias.

      III. Las acciones propias que pertenezcan a la Sociedad o en su caso las acciones de tesoreria, sin perjuicio de lo establecido en la Ley General de Sociedades Mercantiles, podran ser colocadas entre el publico inversionista, sin que para este ultimo caso, el aumento de capital social correspondiente, requiera resolucion de Asamblea de Accionistas de ninguna clase, ni del acuerdo del Consejo de Administracion tratandose de su colocacion. La adquisicion o compra de acciones propias y su posterior colocacion estara sujeta a lo dispuesto en la fraccion I del articulo 14 Bis 3 de la Ley del Mercado de Valores y debera realizarse, informarse y revelarse en la informacion financiera conforme a la forma, terminos y condiciones que establezca la Comision Nacional Bancaria y de Valores mediante disposiciones de caracter general e informarse a la bolsa de valores correspondiente y al publico, en los terminos de las disposiciones legales aplicables.

      IV. En tanto pertenezcan las acciones a la Sociedad las mismas no podran ser representadas en Asambleas de Accionistas de cualquier clase, tampoco se podran ejercer los derechos corporativos o de consecucion que confieran y no se consideraran en circulacion para efectos de determinar el quorum de asistencia o de votacion en las Asambleas de Accionistas.

      V. En ningun caso se podran adquirir acciones representativas del capital social de tal forma, que el numero de acciones de voto limitado en circulacion de la Serie "L" excedan el maximo a que se refiere el Inciso II del articulo Sexto de estos estatutos, ni de los porcentajes autorizados por la Comision Nacional Bancaria y de Valores conforme a la fraccion I del articulo 14 Bis 3 de la Ley del Mercado de Valores, tratandose de acciones sin derecho a voto, al igual que con la limitante de otros derechos corporativos, o bien de acciones de voto restringido distintas a las que preve el articulo 113 de la Ley General de Sociedades Mercantiles.

      VI. Las disminuciones y aumentos al capital social derivados de la compra y colocacion de acciones a que se refiere este articulo, no requeriran resolucion de Asamblea de Accionistas de ninguna clase, ni acuerdo del Consejo de Administracion.

      Asimismo, previa autorizacion expresa de la Comision Nacional Bancaria y de Valores, la Sociedad podra emitir acciones no suscritas para su colocacion en el publico, siempre que se mantengan en custodia en una institucion para el deposito de valores y se cumplan las condiciones previstas al efecto por el articulo 81 de la Ley del Mercado de Valores.

      En la Asamblea Extraordinaria de Accionistas en la que se decrete la emision de acciones no suscritas, debera hacerse renuncia expresa al derecho de preferencia a que se refiere el articulo 132 de la Ley General de Sociedades Mercantiles.

      Habiendo quorum en los terminos de los estatutos sociales, el acuerdo que se tome producira todos sus efectos, alcanzando a los accionistas que no hayan asistido a la Asamblea, por lo que la Sociedad quedara en libertad de colocar las acciones entre el publico, sin hacer la publicacion a que

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se refiere el articulo  mencionado en el parrafo  anterior.  Cuando una minoria, que represente cuando menos el 25% (veinticinco por ciento) del capital social con derecho de voto, vote en contra de la emision de acciones no suscritas, dicha emision no podra llevarse a cabo.

      En la convocatoria en la que se cite a Asamblea General Extraordinaria, se debera hacer notar expresamente que se reune para los fines precisados en el articulo 81 de la Ley del Mercado de Valores, haciendo mencion especial de lo establecido en la Fraccion X de ese mismo articulo.

      Cualquier accionista que vote en contra de las resoluciones durante la Asamblea, tendra derecho a exigir de la Sociedad la colocacion de sus acciones, al mismo precio en el que se ofrezcan al publico las acciones materia de la emision. La Sociedad tendra obligacion de colocar en primer lugar las acciones pertenecientes a los accionistas inconformes.

      ARTICULO NOVENO. La Sociedad debera llevar un Libro de Registro de Acciones de acuerdo con los articulos 128 y 129 de la Ley General de Sociedades Mercantiles. Dicho libro podra ser llevado por el Secretario del Consejo de Administracion de la Sociedad, por alguna institucion para el deposito de valores o de credito, o por la persona que resuelva el Consejo de Administracion para que actue por cuenta de la Sociedad como agente registrador.

      El Libro de Registro de Acciones permanecera cerrado durante los periodos comprendidos desde el tercer dia habil anterior a la celebracion de cualquier Asamblea de Accionistas, hasta e incluyendo la fecha de celebracion de la Asamblea, por lo que durante tales periodos no se hara inscripcion alguna en el libro.

      Sin embargo, el Consejo de Administracion podra ordenar que dicho registro se cierre, cuando asi lo juzgue conveniente, con mayor anticipacion, siempre y cuando asi se especifique en la convocatoria.

      La Sociedad unicamente considerara como tenedor legitimo de acciones a quien aparezca inscrito como accionista en el Libro de Registro de Acciones en los terminos del articulo 129 de la Ley General de Sociedades Mercantiles y, en su caso, en los terminos del articulo 68 de la Ley del Mercado de Valores.

      En los terminos y para los efectos del articulo 130 de la Ley General de Sociedades Mercantiles se establece que la transmision de las acciones emitidas por la Sociedad, o de titulos o instrumentos emitidos con base en dichas acciones, solamente podra hacerse previa autorizacion del Consejo de Administracion en el caso de que el numero de acciones que se pretende transmitir, en un acto o sucesion de actos, sin limite de tiempo, o de un grupo de accionistas vinculados entre si y que actuen en concertacion, signifique el diez por ciento (10%) o mas de las acciones emitidas por la sociedad con derecho a voto. Si el Consejo de Administracion, en los terminos del presente articulo niega la autorizacion, designara uno o mas compradores de las acciones, quienes deberan pagar a la parte interesada el precio registrado en la bolsa valores. Para el caso de que las acciones no esten inscritas en el Registro Nacional de Valores e Intermediarios, el precio que se pague se determinara conforme al propio articulo 130 ya citado.

      Cada una de las personas que participen en cualquier forma en actos que violen lo previsto en el parrafo anterior, estaran obligadas a pagar una pena convencional a la Sociedad por una cantidad equivalente al precio de la totalidad de las acciones, titulos o instrumentos representativos del capital social de la Sociedad de que fueran, directa o indirectamente, propietarios o que hayan sido materia de la operacion prohibida, para el caso de personas que hayan participado en la operacion pero que no sean propietarios de acciones emitidas por la Sociedad. En caso de que las operaciones que hubieren dado lugar a la adquisicion de un porcentaje de acciones, titulos o instrumentos representativos del capital social de la Sociedad mayor al 10% (diez por ciento) del capital social, se hagan a titulo gratuito, la pena convencional sera equivalente al valor de mercado de dichas acciones, titulos o instrumentos, siempre que no hubiera mediado la autorizacion a que alude el parrafo anterior.

      Mientras la Sociedad mantenga las acciones que haya emitido, inscritas en el Registro Nacional de Valores, la exigencia anterior, para el caso de las operaciones que se realicen a traves de la bolsa de valores, estara adicionalmente sujeta a las reglas que en su caso establezca la Ley del Mercado de Valores o las que conforme a la misma, emita la Comision Nacional Bancaria y de Valores. En adicion, las personas o grupo de adquirentes que obtengan o incrementen una participacion significativa de la Sociedad, sin haber promovido previamente una oferta de conformidad con las disposiciones establecidas en las Reglas generales aplicables a las adquisiciones de valores que deban ser reveladas y de ofertas publicas de compra de valores, emitidas por la Comision Nacional Bancaria y de Valores no podran ejercer los derechos corporativos derivados de los valores con derecho a voto respectivos, asi como que la Sociedad se abstendra de inscribir dichas acciones en el registro a que se refieren los articulos 128 y 129 de la Ley General de Sociedades Mercantiles.

      Adicionalmente a lo anterior, una mayoria de los miembros del Consejo de Administracion que hayan sido elegidos para dicho cargo antes de verificarse cualquier circunstancia que pudiera implicar un cambio de Control, debera otorgar su autorizacion por escrito a traves de una resolucion tomada en sesion de consejo convocada expresamente para dicho efecto en los terminos de estos estatutos, para que pueda llevarse a cabo un cambio de Control en la Sociedad.

      "Control" o "Controlar" significa (i) el ser propietario de la mayoria de las acciones comunes, con derecho a voto, representativas del capital social de la Sociedad o de titulos o instrumentos emitidos con base en dichas acciones;
(ii) la facultad de determinar, directa o indirectamente, las decisiones de la administracion y las politicas de la Sociedad o sus subsidiarias; o (iii) la facultad para vetar las decisiones trascendentales sobre las politicas de la Sociedad o sus subsidiarias, ya sea a traves de la titularidad de los valores con voto, por contrato o de alguna otra manera.

      El Consejo de Administracion tendra derecho para determinar si cualquiera de las personas se encuentran actuando de una manera conjunta o coordinada para los fines regulados en este articulo. En caso de que el Consejo de Administracion adopte tal determinacion, las personas de que se trate deberan de considerarse como una sola persona para los efectos de este articulo.

      ARTICULO DECIMO. Las subsidiarias de la Sociedad, segun dicho termino se define en los principios de contabilidad generalmente aceptados en Mexico, no deberan directa o indirectamente invertir en el capital social de la Sociedad, ni de ninguna otra sociedad respecto de la cual la Sociedad sea subsidiaria, salvo en el caso de que tales sociedades en las que participe como accionista mayoritario la Sociedad, adquieran acciones de la Sociedad para cumplir con opciones o planes de venta de acciones que se constituyan o que puedan otorgarse o disenarse a favor de empleados o funcionarios de dichas sociedades o de la propia Sociedad, siempre y cuando, el numero de acciones adquiridas con tal proposito no exceda del 25% (veinticinco por ciento) del total de las acciones en circulacion de la Sociedad.

      Se debera de someter a la opinion del Comite de Auditoria de la Sociedad y a la aprobacion del Consejo de Administracion de la Sociedad las operaciones que se aparten del giro ordinario de negocios y que pretendan celebrarse entre las subsidiarias de la Sociedad y sus accionistas, con personas que formen parte de la administracion de las subsidiarias de la Sociedad o con quienes dichas personas mantengan vinculos patrimoniales o, en su caso, de parentesco por consanguinidad o afinidad hasta el segundo grado, el conyuge o concubinario; que representen la compra o venta del 10% (diez por ciento) o mas del activo; el otorgamiento de garantias por un monto superior al 30% (treinta por ciento) de los activos, asi como operaciones distintas de las anteriores que representen mas del 1% (uno por ciento) del activo de la Sociedad.

                                  CAPITULO III
                 DE LA CANCELACION DE LA INSCRIPCION DE ACCIONES
               EN EL REGISTRO NACIONAL DE VALORES E INTERMEDIARIOS

      ARTICULO DECIMO PRIMERO. Mientras que las acciones de la Sociedad se encuentren inscritas en la Seccion de Valores del Registro Nacional de Valores , en los terminos de la Ley del Mercado de Valores y de las disposiciones de caracter general aplicables de la Comision Nacional Bancaria y de Valores, en el caso de cancelacion de la inscripcion de las acciones de la Sociedad en la Seccion de Valores de dicho Registro, los accionistas que sean titulares de la mayoria de acciones ordinarias o tengan la posibilidad, bajo cualquier titulo, de imponer decisiones en las Asambleas Generales de Accionistas o de nombrar a la mayoria de los miembros del Consejo de Administracion de la Sociedad, se obligan a realizar una oferta publica de compra, previamente a la cancelacion, debiendose observar en este caso lo establecido en el Articulo 8o. fraccion III de las "Disposiciones aplicables a las emisoras de valores y a otros participantes del mercado de valores", expedidas por la Comision Nacional Bancaria y de Valores.

      Los accionistas a que se refiere el parrafo anterior, tendran la obligacion de afectar en un fideicomiso por un periodo minimo de seis meses, los recursos necesarios para comprar al mismo precio de la oferta las acciones de los inversionistas que no acudieron a esta, en el evento de que una vez realizada la oferta publica de compra y previo a la cancelacion de la inscripcion en el Registro Nacional de Valores, los mencionados accionistas, no logren adquirir el 100% (cien por ciento) del capital social pagado.

                                   CAPITULO IV
                   DE LOS AUMENTOS Y DISMINUCIONES DEL CAPITAL

      ARTICULO DECIMO SEGUNDO. Salvo por lo previsto en el articulo Octavo Inciso VII de estos estatutos, los aumentos en la parte minima fija sin derecho a retiro del capital social de la Sociedad se efectuaran mediante resolucion de la Asamblea General Extraordinaria de Accionistas, debiendose en consecuencia reformar el articulo Sexto de los estatutos sociales. Los aumentos en la parte variable del capital social de la Sociedad, dentro del limite establecido en el articulo Sexto, se efectuaran mediante resolucion de la Asamblea General Ordinaria de Accionistas. Las actas que contengan los acuerdos de aumento de capital seran en todos los casos protocolizadas ante Notario o Corredor Publicos, excepto cuando se trate de disminuciones de capital para ejercitar el derecho de retiro de algun accionista o en los casos de aumentos o disminuciones derivados de la adquisicion de acciones propias a que se refiere la fraccion I del articulo 14 Bis 3 de la Ley del Mercado de Valores, sin necesidad, en el caso de aumentos en la parte variable del capital social, de reformar los estatutos sociales, ni de inscribir la escritura de protocolizacion correspondiente en el Registro Publico de la Propiedad y de Comercio. Al tomarse los acuerdos respectivos, la Asamblea de Accionistas que decrete el aumento o, en caso de omision o delegacion de la Asamblea, el Consejo de Administracion, fijara los terminos y bases en los que deba de llevarse a cabo el aumento de capital.

      Todo aumento de capital social debera hacerse emitiendo acciones de tal forma que se conserve la proporcion de acciones de cada Serie correspondiente, salvo que se emitan unicamente acciones de voto restringido o sin voto, previa autorizacion de la Comision Nacional Bancaria y de Valores o bien, acciones de la Serie "L", en el entendido de que en ningun caso las acciones de la Serie "L" excederan el maximo a que se refiere el articulo Sexto de estos estatutos.

      Las acciones que se emitan para representar la parte variable del capital social o de la parte minima fija del capital social con fundamento, en este ultimo caso, en lo previsto en el articulo 81 de la Ley del Mercado de Valores, y que, por resolucion de la Asamblea que decrete su emision, deban quedar depositadas en la tesoreria de la Sociedad para entregarse a medida que vaya realizandose su suscripcion, podran ser ofrecidas para suscripcion y pago por el Consejo de Administracion, o en su caso, por el Comite Ejecutivo del propio Consejo, sujeto en su caso a las modalidades que resuelva la Asamblea de Accionistas y a lo previsto en este articulo. En todo caso se debera otorgar a los accionistas de la Sociedad el derecho de preferencia a que se refiere el siguiente parrafo de este articulo, salvo que: (i) la oferta de suscripcion se realice al amparo de lo previsto en el articulo 81 de la Ley del Mercado de Valores, (ii) exista una fusion de la Sociedad, (iii) se trate de emision de acciones conservadas en tesoreria para la conversion de obligaciones en los terminos de lo previsto en el articulo 210 Bis de la Ley General de Titulos y Operaciones de Credito, o bien, en los casos de colocacion de acciones propias adquiridas en los terminos del articulo 14 Bis 3 de la Ley del Mercado de Valores.

      Los aumentos de capital podran efectuarse bajo cualquiera de los supuestos a que se refiere el articulo 116 de la Ley General de Sociedades Mercantiles, mediante pago en efectivo o en especie, o mediante capitalizacion de pasivos a cargo de la Sociedad o de cualquier otras cuentas del capital contable. En virtud de que los titulos de las acciones de la Sociedad no contienen expresion de valor nominal, no sera necesario que se emitan nuevos titulos en los casos de aumentos de capital como resultado de la capitalizacion de primas sobre acciones, capitalizacion de utilidades retenidas o capitalizacion de reservas de valuacion o de revaluacion. En los aumentos de capital mediante pago en efectivo
o en especie, o por capitalizacion de pasivos a cargo de la Sociedad, los accionistas tenedores de acciones existentes pagadas y en circulacion de la Sociedad tendran preferencia para suscribir nuevas acciones que se emitan o se pongan en circulacion para representar el aumento, en proporcion al numero de acciones de las que sean titulares dentro de la respectiva Serie o, tratandose de aumentos de capital social unicamente a traves de acciones de voto restringido, sin voto
o preferentes o de voto limitado, tendran preferencia para suscribir las nuevas acciones que se emitan o se pongan en circulacion para representar el aumento, a fin de mantener la proporcion del numero de acciones de las que sean titulares dentro del capital social, durante un termino de quince dias naturales computado a partir de la fecha de publicacion del aviso correspondiente en el Diario Oficial de la Federacion o en el periodico oficial del domicilio de la Sociedad,
o computado a partir de la fecha de celebracion de la Asamblea en el caso de que la totalidad de las acciones en que se divida el capital social hubieren estado representadas en la misma.

      En el caso de acciones representativas de la parte variable del capital social que por resolucion de la Asamblea de Accionistas hubieren quedado depositadas en la tesoreria de la Sociedad para su posterior suscripcion y pago, los accionistas gozaran del derecho de preferencia para suscribirlas una vez que las mismas hayan sido ofrecidas para su suscripcion y pago, salvo en el caso de que al decretarse un aumento de capital respectivo se hubiere otorgado y no se hubiere ejercitado por los accionistas la preferencia referida, o en el supuesto senalado en el articulo 81 de la Ley del Mercado de Valores.

      No podran emitirse nuevas acciones hasta en tanto las precedentes, hayan sido integramente pagadas.

      En el caso de que quedaren sin suscribir acciones despues de la expiracion del plazo durante el cual los accionistas hubieren gozado del derecho de preferencia que se les otorga en este articulo, las acciones de que se trate podran ser ofrecidas a cualquier persona para su suscripcion y pago en los terminos y plazos que disponga la propia Asamblea que hubiere decretado el aumento de capital, o en los terminos y plazos que disponga el Consejo de Administracion o los Delegados designados por la Asamblea a dicho efecto, en el entendido de que el precio al cual se ofrezcan las acciones a terceros no podra ser menor a aquel al cual fueron ofrecidas a los accionistas de la Sociedad para suscripcion y pago.

      Todo aumento del capital social debera inscribirse en el Libro de Registro de Variaciones de Capital que a tal efecto llevara la Sociedad.

      En relacion con cualquier aumento de capital por suscripcion y pago en efectivo o en especie, la Sociedad no estara obligada a que las acciones de cualquier serie, las unidades vinculadas que las amparen o cualesquier valores extranjeros que representen a unas o a las otras, queden registradas con autoridades distintas a las autoridades del sistema financiero de los Estados Unidos Mexicanos y, en tal sentido, la Sociedad no estara obligada a aceptar la suscripcion y pago que hagan accionistas si tal aceptacion resulta en alguna obligacion a cargo de la Sociedad en los terminos que se senalen.

      ARTICULO DECIMO TERCERO. El capital social podra disminuirse mediante acuerdo de la Asamblea General de Accionistas conforme a las reglas previstas en este articulo, asi como: (i) en el caso de que algun accionista tenedor de acciones de la parte variable del capital social desease ejercitar el derecho de retiro a que se refieren los articulos 213 y 220 de la Ley General de Sociedades Mercantiles; o, (ii) en los supuestos de separacion a que se refiere el articulo 206 de dicho ordenamiento; o, (iii) como consecuencia de la compra de acciones propias en los terminos de la fraccion I del articulo 14 Bis 3 de la Ley del Mercado de Valores. Las disminuciones a la parte minima fija del capital requeriran de resolucion de la Asamblea General Extraordinaria de Accionistas y la consiguiente reforma al articulo Sexto de estos estatutos, en cuyo caso se debera dar cumplimiento a los dispuesto por el articulo 9 de la Ley General de Sociedades Mercantiles, salvo que la reduccion de capital se hiciese para absorber perdidas unicamente. Las disminuciones de la parte variable del capital podran ser realizadas por resolucion de la Asamblea General Ordinaria de Accionistas con la unica formalidad de que el acta correspondiente sea protocolizada ante Notario o Corredor Publicos, sin necesidad de inscribir la escritura respectiva en el Registro Publico de la Propiedad y de Comercio.

      Las disminuciones del capital social podran efectuarse para absorber perdidas, para reembolsar a los accionistas sus aportaciones o para liberarlos de exhibiciones no realizadas, asi como en los supuestos senalados en los articulos 206 y 220 de la Ley General de Sociedades Mercantiles y en la fraccion I del articulo 14 Bis 3 de la Ley del Mercado de Valores.

      Las disminuciones de capital para absorber perdidas o mediante reembolso a los accionistas se efectuaran proporcionalmente en la parte minima fija y en la parte variable del capital, con objeto de guardar absoluta igualdad entre los accionistas, sin que sea necesario cancelar titulos de acciones en virtud de que estos no contienen expresion de valor nominal. Sin embargo, en el caso de que asi lo resolviere la Asamblea General de Accionistas, en el caso de reduccion del capital social mediante reembolso a los accionistas la designacion de las acciones que hayan de nulificarse se podra hacer por sorteo ante Notario o Corredor Publicos, incluyendo en tal sorteo a la totalidad de las acciones de la parte minima fija y de la parte variable del capital social.

      No se requerira de acuerdo de la Asamblea General de Accionistas en los casos de disminucion del capital social como consecuencia de que un accionista propietario de acciones representativas de la parte variable del capital social desease ejercitar su derecho a retirar total o parcialmente sus aportaciones representadas por las acciones de que sea tenedor de acuerdo con lo dispuesto en los articulos 220 y 221 de la Ley General de Sociedades Mercantiles. El retiro de aportaciones surtira sus efectos en la fecha de terminacion del ejercicio anual en curso, en el caso de que la notificacion de la decision de ejercitar el derecho de retiro se efectuare antes del ultimo trimestre de dicho ejercicio; o, en la fecha de terminacion del ejercicio anual inmediato siguiente, en el caso de que tal notificacion se efectuare durante el ultimo trimestre del ejercicio social. El reembolso de las acciones materia del retiro se efectuara al valor que resulte mas bajo entre: (i) el 95% (noventa y cinco por ciento) del valor de cotizacion en bolsa, obtenido del promedio de operaciones que se hayan efectuado durante los 30 (treinta) dias en que efectivamente se hayan negociado las acciones de la Sociedad, anteriores a la fecha que el retiro deba surtir sus efectos o si el numero de dias en que efectivamente se hayan negociado las acciones de la Sociedad es inferior a 30 (treinta) dias, se tomaran los dias que efectivamente se hayan negociado las acciones; o bien, (ii) el valor contable de las acciones, de acuerdo al balance general correspondiente aprobado por la Asamblea General Ordinaria de Accionistas correspondiente al ejercicio inmediato anterior a que el retiro surtio sus efectos.

      El pago del reembolso sera exigible a la Sociedad a partir del dia siguiente a la fecha de celebracion de la Asamblea General Ordinaria de Accionistas que haya aprobado el balance general correspondiente al ejercicio social en que el retiro surtio sus efectos.

      En ningun caso el capital social podra ser disminuido a menos del minimo legal y toda disminucion del capital social debera de inscribirse en el Libro de Registro de Variaciones de Capital que a tal efecto llevara la Sociedad.

      ARTICULO DECIMO CUARTO. La Sociedad podra amortizar acciones con utilidades repartibles sin que se disminuya el capital social. La Asamblea General Extraordinaria de Accionistas que acuerde la amortizacion, ademas de observar en lo conducente lo previsto por el articulo 136 de la Ley General de Sociedades Mercantiles, observara las siguientes reglas particulares:

      I. La Asamblea podra acordar amortizar acciones en forma proporcional a todos los accionistas, de tal forma que despues de la amortizacion estos mantengan los mismos porcentajes respecto del total del capital social que hubieren presentado previa la amortizacion, sin que sea necesario cancelar titulos de acciones en virtud de que estos no contienen expresion de valor nominal y sin que sea necesario que la designacion de las acciones a ser amortizadas se realice mediante sorteo, no obstante que la Asamblea hubiere fijado un precio determinado.

      II. En el caso de que la Asamblea acuerde que la amortizacion de acciones se realice mediante su adquisicion en bolsa, la propia Asamblea o, en su caso, el Consejo de Administracion o el Comite Ejecutivo del propio Consejo, aprobara el sistema para el retiro de acciones, el numero de acciones que seran amortizadas y la persona que se designe como intermediario o agente comprador en bolsa.

      III. Salvo por lo previsto en el Inciso II anterior, en el caso de que la Asamblea hubiere fijado un precio determinado para la amortizacion, las acciones a ser amortizadas se designaran en todo caso mediante sorteo ante Notario o Corredor Publicos, en el concepto de que el sorteo referido se debera realizar en todo caso por separado respecto de cada una de las Series que integren el capital social, de tal forma que se amorticen acciones de todas las Series en forma proporcional, para que estas representen despues de la amortizacion el mismo porcentaje respecto del total del capital social que hubieren representado previa la amortizacion. Los titulos de las acciones amortizadas en el caso a que se refiere este Inciso III quedaran nulificados.

            En ningun caso se podran amortizar acciones de tal forma que el numero de acciones en circulacion de la Serie "L" exceda el maximo a que se refiere el articulo Sexto de estos estatutos.

      ARTICULO DECIMO QUINTO. Los titulos definitivos y los certificados provisionales que representen a las acciones podran amparar una o mas acciones y contendran las menciones a que se refiere el articulo 125 de la Ley General de Sociedades Mercantiles y cualquier otra que requieran las disposiciones legales aplicables; la indicacion de la Serie y Clase a las que correspondan y

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llevaran inserto el texto del articulo Quinto de estos estatutos.  Los titulos o certificados provisionales de acciones seran suscritos por cualesquiera dos miembros propietarios del Consejo de Administracion.

      Las firmas de los miembros propietarios del Consejo podran ser autografas,
o bien, impresas en facsimil, a condicion, en este ultimo caso, de que se deposite el original de las firmas respectivas en el Registro Publico de la Propiedad y de Comercio del domicilio social. En el caso de titulos definitivos, estos deberan llevar adheridos los cupones nominativos numerados progresivamente que determine el Consejo de Administracion, para amparar el pago de dividendos o el ejercicio de otros derechos, que determine la Asamblea o el Consejo de Administracion.

      La Asamblea General Extraordinaria de Accionistas podra establecer que algunas o todas las acciones de la Sociedad de cualquier serie esten amparadas por unidades vinculadas, que sin ser certificados de participacion ordinarios no amortizables, representen unidades y vinculen ya sea solamente acciones de la Serie "B" o acciones de la Serie "B" y acciones de la Serie "L". Por lo anterior, el capital de la Sociedad podra estar representado por Unidades
Vinculadas "BB", que representaran el numero de acciones que determine la Asamblea de la Serie "B" y por Unidades Vinculadas "BL" que ampararan el numero de acciones de la Serie "B" y acciones de la Serie "L" que determine la Asamblea. La Sociedad solo inscribira en el registro de acciones a las acciones representadas por las unidades vinculadas que, en su caso, se emitan.

      Los tenedores de unidades vinculadas podran, a su eleccion, a partir del decimo ano contado a partir de la fecha de liquidacion de la primera oferta publica de unidades vinculadas, solicitar a la Sociedad que se desvinculen los acciones de las unidades vinculadas. Por lo anterior, una vez concluido el plazo senalado, la Sociedad podra entregar a los titulares de las unidades vinculadas que asi se lo soliciten por escrito, los titulos representativos de las acciones que representen las unidades vinculadas. Cualquier titular de unidades vinculadas que haya ejercido el derecho conferido podra solicitar de la Sociedad que vuelva a vincular sus acciones, siempre que sea en la misma proporcion que las unidades vinculadas.

                                   CAPITULO V
                         DE LAS ASAMBLEAS DE ACCIONISTAS

      ARTICULO DECIMO SEXTO. Las Asambleas Generales de Accionistas seran Extraordinarias u Ordinarias. Todas las demas Asambleas seran Especiales.

      Seran Asambleas Generales Extraordinarias: (i) las convocadas para tratar cualquiera de los asuntos indicados en el articulo 182 de la Ley General de Sociedades Mercantiles; (ii) las convocadas para acordar la cancelacion de la inscripcion de las acciones de la Sociedad en la Seccion de Valores del Registro Nacional de Valores y en otras bolsas de valores nacionales o extranjeras en las que se encuentren registradas excepto por sistemas de cotizacion u otros mercados no organizados como bolsas de valores; y (iii) las convocadas para acordar la reforma al articulo Decimo Primero de estos estatutos. Todas las demas Asambleas Generales seran Ordinarias.

      Las Asambleas Especiales seran las que se reunan para tratar asuntos que puedan afectar los

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derechos de una sola categoria de acciones y estaran sujetas a las disposiciones aplicables a las Asambleas Extraordinarias.

      Asimismo, seran Asambleas Especiales las que celebren los accionistas tenedores de acciones de la Serie "L", con el objeto de elegir a dos miembros del Consejo de Administracion en los terminos de lo previsto en el apartado 3. del Inciso II del articulo Septimo de estos estatutos. Estas y aquellas que se reunan para aprobar la cancelacion de la inscripcion de las acciones de la Serie "L" de la Sociedad en las Seccion de Valores del Registro Nacional de Valores y en otras bolsas de valores nacionales o extranjeras en las que se encuentren registrados, excepto sistemas de cotizacion u otros mercados no organizados como bolsas de valores, se regiran por las disposiciones establecidas por estos estatutos y en la Ley General de Sociedades Mercantiles, para las Asambleas Generales Ordinarias citadas en segunda convocatoria en cuanto al quorum para instalacion, adopcion de resoluciones y demas aspectos relativos.

      ARTICULO DECIMO SEPTIMO. Las convocatorias para Asambleas de Accionistas deberan ser hechas por el Consejo de Administracion, por el Presidente o Secretario del Consejo de Administracion, por los Comisarios, o en su caso, por la autoridad judicial. En todo caso los accionistas con derecho a voto, incluso en forma limitada o restringida que representen por lo menos el 10% (diez por ciento) del capital social, podran solicitar se convoque a una Asamblea General de Accionistas en los terminos senalados en el articulo 184 de la Ley General de Sociedades Mercantiles. Si no se hiciese la convocatoria dentro de los quince dias siguientes a la fecha de la solicitud, un Juez de lo Civil o de Distrito del domicilio de la Sociedad la hara a peticion de los interesados que representen el 10% (diez por ciento) del capital referido, quienes deberan exhibir sus titulos de acciones con este objeto.

      Cualquier accionista titular de una sola accion comun u ordinaria, y cualquier accionista de la Serie "L" cuando se trate de la designacion de consejeros de acuerdo con el apartado 3. del Inciso II del articulo Septimo de estos estatutos, podra solicitar se convoque a una Asamblea General Ordinaria de Accionistas en los terminos de los articulos 168 y 185 de la Ley General de Sociedades Mercantiles.

      ARTICULO DECIMO OCTAVO. Las convocatorias para las Asambleas de Accionistas se haran por medio de la publicacion de un aviso en el Diario Oficial de la Federacion o en uno de los diarios de mayor circulacion del domicilio social, por lo menos con quince dias naturales de anticipacion a la fecha fijada para la Asamblea. Las convocatorias contendran fecha y lugar de celebracion, el Orden del Dia y deberan estar firmadas por la persona o personas que las hagan, en el concepto de que si las hiciese el Consejo de Administracion bastara con la firma del Presidente o del Secretario o del Secretario Suplente de dicho organo, o del delegado que a tal efecto designe el Consejo de Administracion de entre sus miembros, o en su caso del Comisario. Desde el momento en que se publique la convocatoria para las Asambleas de Accionistas, deberan estar a disposicion de los accionistas, de forma inmediata y gratuita, la informacion y los documentos disponibles relacionados con cada uno de los puntos establecido en el Orden del Dia. Las Asambleas podran ser celebradas sin previa convocatoria en el caso de que la totalidad de las acciones representativas del capital social estuvieren representadas en el momento de la votacion. Cuando las Asambleas se reunan para tratar asuntos en los que las acciones de la Serie "L" no tengan derecho a voto, podran ser celebradas sin previa convocatoria si el total de las acciones comunes u ordinarias estuvieren

                                       16
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totalmente representadas en el momento de la votacion.

      Si en una Asamblea, independientemente de que sea Ordinaria, Extraordinaria o Especial, estan reunidos todos los accionistas, dicha Asamblea podra resolver por unanimidad de votos sobre asuntos de cualquier naturaleza y aun sobre aquellos no contenidos en el Orden del Dia respectivo.

      ARTICULO DECIMO NOVENO. Unicamente seran admitidos en las Asambleas los accionistas que aparezcan inscritos en el Libro de Registro de Acciones que lleve la Sociedad, mismo Registro que para todos los efectos se cerrara tres dias antes de la fecha fijada para la celebracion de la Asamblea.

      Para concurrir a las Asambleas los accionistas deberan exhibir la tarjeta de admision correspondiente, que se expedira unicamente a solicitud de los mismos que debera presentarse cuando menos 24 horas antes de la hora senalada para la celebracion de la Asamblea, conjuntamente con la constancia de deposito en la Secretaria de la Sociedad de los certificados o titulos de acciones correspondientes, o de los certificados o constancias de deposito de dichas acciones expedidas por alguna institucion para el deposito de valores, por una institucion de credito, nacional o extranjera, o por casas de bolsa en los terminos de las disposiciones aplicables de la Ley del Mercado de Valores. Las acciones que se depositen para tener derecho a asistir a las Asambleas no se devolveran sino despues de celebradas estas, mediante la entrega del resguardo que por aquellas se hubiese expedido al accionista o a su representante.

      ARTICULO VIGESIMO. Los accionistas podran ser representados en las Asambleas por la persona o personas que designen mediante simple carta poder firmada ante dos testigos. En adicion a lo anterior, los accionistas podran hacerse representar en las Asambleas por medio de mandatarios nombrados mediante poder otorgado en formularios elaborados por la propia Sociedad, que: (i) senalen de manera notoria la denominacion de la Sociedad, asi como la respectiva Orden del Dia, no pudiendo incluirse bajo el rubro de asuntos generales los puntos a que se refieren los articulos 181 y 182 de la Ley General de Sociedades Mercantiles, y (ii) contengan espacio para las instrucciones que senale el otorgante para el ejercicio del poder.

      La Sociedad debera mantener a disposicion de los intermediarios del mercado de valores que acrediten contar con la representacion de los accionistas de la propia Sociedad, durante el plazo a que se refiere el articulo 173 de la Ley General de Sociedades Mercantiles, los formularios de los poderes, a fin de que aquellos puedan hacerlos llegar con oportunidad a sus representados.

      El Secretario del Consejo de Administracion de la Sociedad estara obligado a cerciorarse de la observancia de lo dispuesto anteriormente e informar sobre ello a la Asamblea de Accionistas, lo que se hara constar en el acta respectiva.

      ARTICULO VIGESIMO PRIMERO. Las actas de Asambleas seran asentadas en un Libro de Actas de Asambleas que al efecto llevara la Sociedad y seran firmadas por quienes actuen como Presidente y Secretario de la Asamblea, asi como por los Comisarios que hubieren asistido a la Asamblea.

      ARTICULO  VIGESIMO   SEGUNDO.   Las  Asambleas  seran  presididas  por  el
Presidente

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

del Consejo de Administracion y a falta de el, por el Vice-Presidente del propio Consejo, o el que designe la Asamblea, en caso de haber varios Vice-Presidentes. En su ausencia las Asambleas seran presididas por la persona a quien designen los accionistas presentes por mayoria de votos.

      Actuara como Secretario en las Asambleas de Accionistas quien ocupe igual cargo en el Consejo de Administracion y, a falta de el, la persona que al efecto designen los accionistas presentes por mayoria de votos. El Presidente nombrara dos o mas Escrutadores de entre los presentes para hacer el recuento de las acciones presentes.

      Las votaciones en todas las Asambleas de Accionistas seran economicas, salvo que, a propuesta de algun accionista, la Asamblea resuelva por mayoria de votos presentes que el computo de los votos que se emitan se efectue mediante cedula de votacion.

      Los accionistas con acciones con derecho a voto, incluso en forma limitada
o restringida, que representen cuando menos el 10% (diez por ciento) de las acciones representadas en una Asamblea de Accionistas, podran solicitar que se aplace la votacion de cualquier asunto respecto del cual no se consideren suficientemente informados, ajustandose a los terminos y condiciones senalados en el articulo 199 de la Ley General de Sociedades Mercantiles.

      Los accionistas con acciones con derecho a voto, incluso en forma limitada
o restringida, que representen cuando menos el 20% (veinte por ciento) del capital social, podran oponerse judicialmente a las resoluciones de las Asambleas Generales de Accionistas, respecto de las cuales tengan derecho de voto, siempre que se satisfagan los requisitos del articulo 201 de la Ley General de Sociedades Mercantiles, siendo igualmente aplicable el articulo 202 de dicha ley.

      Asimismo, los accionistas que representen cuando menos el 15% (quince por ciento) del capital social, podran ejercitar directamente la accion de responsabilidad civil contra los administradores, siempre que se satisfagan los requisitos establecidos en el articulo 163 de la Ley General de Sociedades Mercantiles. Dicha accion podra ejercerse tambien respecto de los Comisarios e integrantes del Comite de Auditoria, ajustandose al citado precepto legal.

      ARTICULO VIGESIMO TERCERO. Las Asambleas Generales Ordinarias de Accionistas se celebraran por lo menos una vez al ano dentro de los cuatro meses siguientes a la clausura de cada ejercicio social. Ademas de los asuntos especificados en el Orden del Dia, deberan: (i) discutir, aprobar o modificar el informe del Consejo de Administracion a que se refiere el enunciado general del articulo 172 de la Ley General de Sociedades Mercantiles, tomando en cuenta el informe de los Comisarios; (ii) decidir sobre la aplicacion de resultados; y
(iii) nombrar a los miembros del Consejo de Administracion, al Comisario, sus suplentes y, en su caso, a los miembros propietarios y suplentes del Comite Ejecutivo y determinar sus remuneraciones.

      Las Asambleas Generales Extraordinarias de Accionistas se reuniran siempre que hubiere que tratar alguno de los asuntos de su competencia.

      La Asamblea Especial de Accionistas de la Serie "L" que, en su caso, deba designar a los dos miembros del Consejo de Administracion, debera celebrarse cuando menos una vez al ano.

      Las Asambleas Especiales de Accionistas de cualquiera de las categorias de acciones en que se divide el capital social, se reuniran en los casos a que se refiere el articulo 195 de la Ley General de Sociedades Mercantiles.

      ARTICULO VIGESIMO CUARTO. Para que una Asamblea General Ordinaria de Accionistas se considere legalmente reunida en virtud de primera convocatoria, debera estar representado en ella por lo menos el 50% (cincuenta por ciento) de las acciones ordinarias o comunes en que se divida el capital social; y, sus resoluciones seran validas cuando se tomen por mayoria de votos de las acciones comunes u ordinarias representadas en ella.

      En el caso de segunda convocatoria, las Asambleas Generales Ordinarias de Accionistas podran celebrarse validamente cualquiera que sea el numero de acciones comunes u ordinarias representadas en la Asamblea y sus resoluciones seran validas cuando se tomen por mayoria de votos de las acciones comunes u ordinarias que voten representadas en la misma.

      ARTICULO VIGESIMO QUINTO. Para las Asambleas Generales Extraordinarias y las Especiales de Accionistas se seguiran las siguientes reglas:

      I. Para que una Asamblea General Extraordinaria de Accionistas pueda tratar asuntos en los que las acciones de la Serie "L" no tengan derecho de voto, se considere legalmente reunida por virtud de primera convocatoria, deberan estar representadas en ella por lo menos el 75% (setenta y cinco por ciento) de las acciones comunes u ordinarias, en que se divida el capital social, y sus resoluciones seran validas cuando se tomen por el voto favorable de acciones comunes u ordinarias que representen cuando menos el 50% (cincuenta por ciento) de las acciones comunes u ordinarias en que se divida el capital social. En caso de segunda o ulterior convocatoria, las Asambleas Generales Extraordinarias de Accionistas para tratar asuntos en los que las acciones de la Serie "L" no tengan derecho de voto, podran celebrarse validamente si en ellas estan representadas cuando menos el 50% (cincuenta por ciento) de las acciones comunes u ordinarias, en que se divide el capital social, y sus resoluciones seran validas si se toman por el voto favorable de acciones comunes u ordinarias que representen cuando menos el 50% (cincuenta por ciento) de las acciones comunes u ordinarias.

      II. Para que una Asamblea General Extraordinaria de Accionistas, convocada para tratar asuntos en los que las acciones de la Serie "L" tengan derecho de voto, se considere legalmente reunida por virtud de primera convocatoria, debera estar representado en ella por lo menos el 75% (setenta y cinco por ciento) del capital social, y, en adicion a lo previsto en la Fraccion III siguiente, sus resoluciones seran validas cuando se tomen por el voto favorable de acciones que representen cuando menos el 50% (cincuenta por ciento) del capital social. En caso de segunda o ulterior convocatoria, las Asambleas Generales Extraordinarias de accionistas convocadas para tratar asuntos en los que las acciones de la Serie "L" tengan derecho de voto, podran celebrarse validamente si en ellas esta representado cuando menos el 50% (cincuenta por ciento) del capital social, y sus resoluciones seran validas si se toman por el voto favorable de acciones que representen cuando menos el 50% (cincuenta por ciento) del capital social, sujeto a lo previsto en el Inciso III siguiente.

      III. Para que las resoluciones adoptadas en las Asambleas Extraordinarias de Accionistas, reunidas por virtud de primera o ulteriores convocatorias para tratar algunos de los asuntos en los que tengan derecho de voto las acciones de la Serie "L", sean validamente acordados, se requerira, en adicion a los requisitos establecidos en el Inciso II anterior, que las mismas sean aprobadas por la mayoria de las acciones comunes u ordinarias en que se divida el capital social. Asimismo se requerira de la aprobacion de la Asamblea Especial de Accionistas de la Serie "L" para que sean validas las resoluciones de las Asambleas Generales Extraordinarias relativas a la cancelacion de la inscripcion de las acciones de la Serie "L" de la Sociedad en la Seccion de Valores del Registro Nacional de Valores y en bolsas de valores nacionales o extranjeras en las que se encuentren registradas, excepto de sistemas de cotizacion u otros mercados no organizados como bolsas de valores.

      IV. Para las Asambleas Especiales, salvo aquellas indicadas en el Inciso V siguiente, se aplicaran las mismas reglas previstas en el Inciso I anterior de este articulo estatutario, pero referidas a la categoria especial de acciones de que se trate.

      V. Para las Asambleas Especiales que celebren los accionistas tenedores de acciones de la Serie "L", con el objeto de:

            1.- Elegir a dos miembros del Consejo de Administracion en los terminos de lo previsto en estos estatutos; y,

            2.- Aprobar la cancelacion de la inscripcion de las acciones de la Serie "L" de la Sociedad en la Seccion de Valores del Registro Nacional de Valores y en otras bolsas de valores nacionales o extranjeras en las que se encuentren registrados, excepto sistemas de cotizacion u otros mercados no organizados como bolsas de valores.

            Se regiran por las disposiciones establecidas por estos estatutos y en la Ley General de Sociedades Mercantiles, para las Asambleas
            Generales Ordinarias citadas en segunda convocatoria en cuanto al quorum para instalacion, adopcion de resoluciones y demas aspectos relativos.

                                   CAPITULO VI
                       DE LA ADMINISTRACION DE LA SOCIEDAD

      ARTICULO VIGESIMO SEXTO. La administracion de la Sociedad estara a cargo de un Consejo de Administracion integrado por un numero impar de miembros no menor de 5 (cinco) que determine la Asamblea General Ordinaria de Accionistas. La Asamblea podra designar suplentes hasta por un numero igual al de los miembros propietarios y, si asi lo hiciese, tendra la facultad de determinar la forma en que los suplentes supliran a los propietarios, en el concepto de que si la Asamblea no determina lo anterior cualquier suplente podra suplir a cualquiera de los propietarios,

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

salvo los suplentes designados por los accionistas de la Serie "L", los cuales solo podran suplir a los consejeros propietarios designados por dicha Serie.

      La designacion o eleccion de los miembros del Consejo de Administracion sera hecha por la Asamblea Ordinaria de Accionistas por mayoria de votos y, en su caso, al numero de consejeros designados de tal forma por los accionistas con acciones comunes u ordinarias, se agregaran dos miembros propietarios y sus respectivos suplentes designados por las acciones de la Serie "L".

      Los accionistas que representen por lo menos el 25% (veinticinco por ciento) del capital social representado por acciones comunes u ordinarias tendran derecho a designar un consejero propietario y a un suplente, quien unicamente podra suplir al miembro propietario de que se trate, en el concepto de que dicho porcentaje sera de 10% (diez por ciento) de las acciones comunes u ordinarias en el supuesto que las acciones de la Sociedad se inscriban en la bolsa de valores. Una vez que tales designaciones de minoria hayan sido hechas, la Asamblea determinara el numero total impar de miembros que integraran el Consejo de Administracion y designara a los demas miembros del Consejo por mayoria simple de votos de las acciones comunes u ordinarias, sin computar los votos que correspondan a los accionistas que hubieren ejercitado el derecho de minoria a que se refiere el presente parrafo.

      ARTICULO VIGESIMO SEPTIMO. Los miembros del Consejo de Administracion podran ser o no accionistas y ocuparan su cargo durante un ano, podran ser reelectos o revocados sus nombramientos en cualquier momento y, aun en el caso de consejeros designados por la Serie "L" o por los accionistas en ejercicio de su derecho de minorias, recibiran las remuneraciones que determine la Asamblea General Ordinaria de Accionistas.

      No obstante lo anterior, los miembros del Consejo continuaran en el desempeno de sus funciones, aun cuando hubiere concluido el plazo para el que hayan sido designados, hasta en tanto se realicen nuevos nombramientos y las personas designadas como nuevos consejeros tomen posesion de sus cargos.

      Ni los  miembros  del  Consejo de  Administracion  y sus  suplentes  ni el
Comisario y su suplente, ni los miembros del Comite Ejecutivo, ni los administradores y gerentes deberan de prestar garantia para asegurar el cumplimiento de las responsabilidades que pudieren contraer en el desempeno de sus encargos, salvo que la Asamblea de Accionistas que los hubiere designado establezca dicha obligacion.

      Para los efectos de la Ley del Mercado de Valores, y sin perjuicio de que la misma no requiera la incorporacion en los estatutos sociales de los requisitos que a continuacion de indican, adicionalmente en cuanto al Consejo de Administracion se cumplira con lo siguiente:

      I. El Consejo de Administracion estara integrado por un minimo de 5 (cinco) y un maximo de 20 (veinte) consejeros propietarios.

      II. Al menos el 25% (veinticinco porciento) de los miembros del consejo de administracion deberan de ser independientes en los terminos de lo previsto por el articulo 14 Bis 3 de la Ley del Mercado de Valores.

      III.  Por  cada  consejero   propietario  se  designara  a  su  respectivo
            suplente, en el entendido de que los consejeros suplentes de los consejeros independientes, deberan de tener este mismo caracter.

      IV. El reporte del comite de auditoria debera presentarse a la asamblea de accionistas.

      ARTICULO VIGESIMO SEPTIMO BIS. Independientemente de la obligacion de la Sociedad de cumplir con los principios establecidos en el cuarto parrafo y sus fracciones, del Articulo Vigesimo Septimo de los presentes estatutos, y mientras dicho Articulo este en vigor, la falta de observancia de lo previsto en dicho parrafo y sus fracciones, por cualquier causa, no generara ni le otorgara el derecho a terceros de impugnar la falta de validez, en relacion con los actos juridicos, contratos, acuerdos, convenios o cualquier otro acto que celebre la Sociedad por medio de, o a traves de su Consejo de Administracion o cualquier otro organo intermedio, delegado, mandatario o apoderado, ni se consideraran requisitos de validez o existencia de tales actos.

      ARTICULO VIGESIMO OCTAVO. A falta de designacion expresa por la Asamblea, el Consejo de Administracion, en su primera Sesion inmediatamente despues de la Asamblea que hubiere designado a sus miembros, debera nombrar de entre sus miembros a un Presidente que, en todo caso, debera de ser de nacionalidad mexicana, y en caso de considerarlo conveniente, a uno o mas Vicepresidentes. El Consejo de Administracion debera tambien, en caso de omision de la Asamblea, designar a un Secretario y a un Secretario Suplente, los cuales no requeriran ser miembros del Consejo de Administracion. El Consejo podra designar ademas a las personas que ocupen los demas cargos que estime conveniente para el mejor desempeno de sus funciones. Las faltas temporales o definitivas de los miembros propietarios del Consejo de Administracion seran cubiertas por los suplentes respectivos en la forma en que lo hubiere determinado la Asamblea General Ordinaria de Accionistas, salvo los suplentes designados por los accionistas de la Serie "L", los cuales solo podran suplir a los consejeros propietarios designados por dicha Serie, en forma indistinta.

      El Presidente presidira las Asambleas de Accionistas, las sesiones del Consejo de Administracion y del Comite Ejecutivo, en su caso, cumplira y ejecutara los acuerdos de las Asambleas, del Consejo y del Comite, en su caso, sin necesidad de resolucion especial alguna. A falta de este, las Asambleas y las sesiones indicadas seran presididas por alguno de los Vicepresidentes en el orden de su eleccion o, en ausencia de todos ellos, por alguno de los miembros del Consejo que los asistentes designen por mayoria de votos. En el caso de ausencia de todos los consejeros en alguna Asamblea de Accionistas, esta sera presidida por la persona que designe la Asamblea por mayoria simple de votos. La persona que presida las Asambleas designara a uno o mas escrutadores para hacer el recuento de las acciones representadas. El organo social de que se trate podra designar ademas a otros delegados especiales para tales efectos, los cuales podran ser personas sin vinculo alguno con la Sociedad. Actuara como Secretario en las Asambleas de Accionistas quien ocupe igual cargo en el Consejo de Administracion, y en su ausencia ocupara tal cargo el suplente. En ausencia de ambos actuara como Secretario la persona que, a propuesta de quien presida, designe la Asamblea por mayoria simple de votos. La presente disposicion se aplicara en iguales terminos en el caso de sesiones del Consejo de Administracion y del Comite Ejecutivo en su caso.

      Las copias o constancias de las actas de las sesiones del Consejo de Administracion, de las Asambleas de Accionistas y del Comite Ejecutivo, en su caso, asi como de los asientos contenidos en los libros y registros sociales y, en general, de cualquier documento del archivo de la Sociedad, podran ser autorizados y certificados por el Secretario o su Suplente, quienes tendran el caracter de Secretario Propietario y Secretario Suplente de la Sociedad, y seran delegados permanentes para concurrir ante el Notario o Corredor Publico de su eleccion a protocolizar los acuerdos contenidos en las actas de las sesiones o asambleas de los organos sociales, sin requerir de autorizacion expresa. El Secretario se encargara de redactar y consignar en los libros respectivos las actas que contengan los acuerdos de las Asambleas, sesiones del Consejo de Administracion y del Comite Ejecutivo, asi como de expedir certificaciones de las mismas y de los nombramientos, firmas y facultades de los funcionarios y apoderados de la Sociedad.

      ARTICULO VIGESIMO NOVENO. En el caso de que asi lo acordare la Asamblea General Ordinaria de Accionistas, la Sociedad podra constituir, con caracter de organo intermedio de administracion, un Comite Ejecutivo integrado por un numero impar de miembros propietarios y suplentes designados por la Asamblea General Ordinaria de Accionistas de entre los miembros propietarios o suplentes del Consejo de Administracion, el cual actuara siempre como cuerpo colegiado. Los miembros del Comite Ejecutivo duraran en su cargo un ano, pero en todo caso continuaran en funciones hasta que las personas designadas para sustituirlos tomen posesion de los mismos; podran ser reelegidos o revocados sus nombramientos en cualquier momento y recibiran las remuneraciones que determine la Asamblea General Ordinaria de Accionistas.

      El Comite Ejecutivo se reunira en las fechas y con la periodicidad que determine el propio Comite en la primera sesion que celebre durante cada ejercicio social, sin que sea necesario convocar a sus miembros en cada ocasion a sesiones cuya celebracion estuviere previamente programada conforme al calendario de sesiones que hubiere aprobado el Comite.

      Adicionalmente el Comite Ejecutivo sesionara cuando asi lo determine el Presidente, cualesquiera dos de sus miembros propietarios o el Comisario, previo aviso con tres dias de anticipacion a todos los miembros propietarios del Comite y a los suplentes que se requieran, debiendose en todo caso convocar a que asista al Comisario de la Sociedad, quien debera de asistir con voz pero sin voto. La convocatoria debera ser enviada por correo, telegrama, telefax, mensajero o cualquier otro medio que asegure que los miembros del Comite la reciban con cuando menos tres dias de anticipacion. La convocatoria podra ser firmada por el Presidente o Secretario del Consejo de Administracion de la Sociedad, o por el suplente de este ultimo, los cuales actuaran con tal caracter en el propio Comite Ejecutivo. El Comite Ejecutivo se podra reunir en cualquier momento, sin previa convocatoria, en el caso de que estuvieren presentes la totalidad de sus miembros propietarios.

      Para que las sesiones del Comite Ejecutivo se consideren legalmente instaladas se requerira la asistencia de la mayoria de sus miembros. Las resoluciones del Comite Ejecutivo deberan ser aprobadas por el voto favorable de la mayoria de los miembros presentes en la sesion de que se trate. En caso de empate el miembro que presida tendra voto de calidad.

      El Comite Ejecutivo tendra las facultades que se otorgan al Consejo de Administracion bajo las fracciones I, II, III, V, VI, VII, XI, XIII y XIV del articulo Trigesimo Tercero de estos estatutos.

      Las facultades del Comite Ejecutivo no comprenderan en caso alguno las reservadas por la Ley o por estos estatutos a la Asamblea General de Accionistas
o al Consejo de Administracion. El Comite Ejecutivo no podra delegar el conjunto de sus facultades en persona alguna, pero podra otorgar poderes generales y especiales cuando lo juzgue oportuno y designar a las personas o delegados que deban ejecutar sus resoluciones. El Presidente y, en su caso, el Vicepresidente estaran facultados para ejecutarlas individualmente sin requerir de autorizacion expresa.

      El Comite Ejecutivo debera informar al Consejo de Administracion en forma anual de las actividades que realice, o bien, cuando a su juicio se susciten hechos o actos de transcendencia para la Sociedad. De cada sesion del Comite Ejecutivo se debera levantar un acta que se transcribira en un libro especial. En el acta se hara constar la asistencia de los miembros del Comite y las resoluciones adoptadas y deberan ser firmadas por quienes hubieren actuado como Presidente y Secretario.

      ARTICULO TRIGESIMO. El Consejo de Administracion se reunira cuando menos una vez cada 3 (tres) meses en el domicilio social o en cualquier otro lugar de la Republica Mexicana que para tal efecto se senale y en las fechas que determine el propio Consejo, sin que sea necesario convocar a sus miembros en cada ocasion o sesiones cuya celebracion estuviere previamente programada conforme al calendario de sesiones que hubiere aprobado el Consejo. Estas sesiones deberan ser convocadas por al menos el 25% (veinticinco por ciento) de los miembros del Consejo de Administracion, por el Presidente del mismo, por el Vicepresidente o por cualquiera de los Comisarios de la Sociedad, o por el Secretario o Secretario Suplente de dicho cuerpo colegiado.

      Adicionalmente, el Consejo de Administracion se reunira siempre que por cualquier medio escrito fehaciente o correo electronico, los miembros del Consejo de Administracion sean citados para tal efecto con una anticipacion no menor de 5 (cinco) dias naturales, por el Presidente, Vicepresidente o por al menos el 25% (veinticinco por ciento) de los Consejeros o por uno de los Comisarios o por el Secretario o Secretario Suplente de dicho cuerpo colegiado. Los Comisarios deberan ser citados a todas las Sesiones del Consejo, a las que podran asistir con voz pero sin voto.

      El Consejo de Administracion se podra reunir en cualquier momento, sin previa convocatoria, en el caso de que estuvieren presentes la totalidad de sus miembros propietarios.

      Las convocatorias para las Sesiones del Consejo de Administracion deberan contener el Orden del Dia a la que la reunion respectiva deba sujetarse. Para que las sesiones del Consejo de Administracion se consideren legalmente instaladas se requerira de la asistencia de la mayoria de sus

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

miembros y sus resoluciones seran validas cuando se tomen por mayoria de votos de los miembros presentes en la Sesion. En caso de empate el Presidente del Consejo, o en su caso el Vicepresidente , tendran voto de calidad.

      Las sesiones del Consejo se celebraran en el domicilio de la Sociedad o en cualquier otro lugar que acordare previamente el Consejo de Administracion, salvo caso fortuito o de fuerza mayor.

      Las actas que contengan los acuerdos del Consejo de Administracion deberan ser autorizadas por quienes hubieren actuado como Presidente y Secretario de la sesion correspondiente y seran registradas en un libro especifico que la Sociedad llevara para dichos efectos.

      ARTICULO TRIGESIMO PRIMERO. De conformidad con lo previsto en el ultimo parrafo del articulo 143 de la Ley General de Sociedades Mercantiles, el Consejo de Administracion podra validamente tomar resoluciones sin ser necesario que se reunan personalmente sus miembros en sesion formal; de igual forma lo podra hacer el Comite Ejecutivo, en su caso. Los acuerdos que se tomen fuera de sesion deberan ser aprobados, en todos los casos, por el voto favorable de la totalidad de los miembros propietarios del organo de que se trate o, en caso de ausencia definitiva o incapacidad de alguno de ellos, con el voto favorable del miembro suplente que corresponda, de conformidad con las siguientes disposiciones:

      I. El Presidente, por su propia iniciativa o a peticion del Comisario o de cualesquiera dos miembros propietarios del Consejo de Administracion o del Comite Ejecutivo, debera comunicar a todos los miembros propietarios o, en su caso, suplentes del organo social de que se trate y al Comisario, en forma verbal o escrita y por el medio que estime conveniente, de los acuerdos que se pretendan tomar fuera de sesion y las razones que los justifiquen. Asimismo, el Presidente debera proporcionar a todos ellos, en caso de que lo solicitaren, toda la documentacion y aclaraciones que requieran al efecto. El Presidente podra auxiliarse de uno o mas miembros del Consejo o del Comite que el determine, o del Secretario o su suplente, para realizar las comunicaciones referidas.

      II. En el caso de que la totalidad de los miembros propietarios del Consejo o del Comite Ejecutivo o, en su caso, los suplentes cuyo voto se requiera, manifestaren verbalmente al Presidente o a los miembros que lo auxilien su consentimiento con los acuerdos o resoluciones que se les hubieren sometido a consideracion, deberan confirmar por escrito su consentimiento a mas tardar el segundo dia habil siguiente a la fecha en que lo hubieren manifestado en la forma que se establece en el Inciso III siguiente. La confirmacion escrita se debera enviar al Presidente y al Secretario a traves del correo, telex, telefax, telegrama o mensajeria, o a traves de cualquier otro medio que garantice que la misma se reciba dentro de los 2 (dos) dias habiles siguientes.

      III. Para los efectos de lo previsto en el Inciso II anterior, el Presidente debera enviar por escrito a cada uno de los miembros del organo de que se trate, ya sea directamente o a traves de las personas que lo auxilien, un proyecto formal de acta que contenga

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

            los acuerdos o resoluciones que se pretendan adoptar fuera de sesion y cualquier otra documentacion que estime necesaria, con el proposito de que, en su caso, una vez hechas las modificaciones que se requieran, el proyecto de acta de que se trate sea reenviado al Presidente y al Secretario, debidamente firmado de conformidad al calce, por cada uno de los miembros del Consejo o del Comite Ejecutivo, segun sea el caso.

      IV. Una vez que el Presidente y el Secretario reciban las confirmaciones por escrito de la totalidad de los miembros del organo de que se trate, procederan de inmediato a asentar el acta aprobada en el libro de actas respectivo, la cual contendra la totalidad de las resoluciones tomadas, misma que se legalizara con la firma del Presidente y del Secretario. La fecha del acta senalada sera aquella en la cual se obtuvo el consentimiento verbal o escrito de todos los miembros de que se trate, aun cuando en tal momento no se hubieren recibido las confirmaciones por escrito, mismas que una vez recibidas deberan integrarse a un expediente que al efecto debera llevar la Sociedad. Asimismo, deberan integrarse a dicho expediente las observaciones por escrito que en su caso hubiere hecho el Comisario al proyecto de resoluciones respectivo.

      ARTICULO TRIGESIMO SEGUNDO. La operacion y direccion diaria de los negocios sociales podra estar a cargo de un Director General, designado por el Consejo de Administracion, quien gozara de las facultades que le confiera el propio Consejo.

      El Director General podra o no ser accionista o miembro del Consejo de Administracion y durara en funciones indefinidamente hasta en tanto el Consejo de Administracion revoque su nombramiento o acepte su renuncia.

      ARTICULO TRIGESIMO TERCERO. El Consejo de Administracion tendra las siguientes facultades y obligaciones:

      I. Poder general para pleitos y cobranzas con todas las facultades generales y especiales que requieran clausula especial de acuerdo con la Ley, sin limitacion alguna, de conformidad con lo establecido en el primer parrafo del articulo 2554 (dos mil quinientos cincuenta y cuatro) del Codigo Civil para el Distrito Federal y en sus correlativos de los Codigos Civiles de todos los Estados de la Republica. El Consejo de Administracion estara por consiguiente facultado, en forma enunciativa, mas no limitativa, para: desistirse de la acciones que intentare, aun de juicios de amparo; transigir; someterse a arbitraje; articular y absolver posesiones; hacer cesion de bienes; recusar jueces; recibir pagos y ejecutar todos los actos determinados por la Ley, entre los que se incluyen representar a la Sociedad ante autoridades judiciales y administrativas, penales, civiles o de otra indole, con la facultad de presentar denuncias y querellas penales, otorgar perdones, constituirse en parte ofendida
            o coadyuvante con el Ministerio Publico en los procedimientos de orden penal, ante autoridades y tribunales de trabajo.

      II. Poder general para actos de administracion de acuerdo con lo estipulado en el parrafo segundo del articulo 2554 (dos mil quinientos cincuenta y cuatro) del Codigo Civil para el Distrito Federal y articulos correlativos de los Codigos Civiles de todos los Estados de la Republica.

      III. Poder para designar y remover libremente al Director General y a cualesquiera otros Directores y Gerentes Generales o Especiales, asi como a los demas funcionarios, apoderados, agentes y empleados de la Sociedad; determinar sus facultades, obligaciones, condiciones de trabajo y remuneraciones.

      IV. Para adquirir y enajenar acciones y partes sociales de otras sociedades.

      V. Poder general para actos de dominio, sin limitacion alguna, en los terminos del tercer parrafo del articulo 2554 (dos mil quinientos cincuenta y cuatro) del Codigo Civil para el Distrito Federal y de sus articulos correlativos de los Codigos Civiles de todos los Estados de la Republica.

      VI. Emitir, librar, suscribir, avalar y de cualquier otra forma negociar toda clase de titulos de credito, en los terminos del articulo 9(0) (noveno) de la Ley General de Titulos y Operaciones de Credito;

      VII. Para abrir y cancelar cuentas bancarias o con cualquier otro intermediario financiero, asi como para hacer depositos y girar contra ellas;

      VIII. Para convocar a asambleas generales ordinarias, generales extraordinarias o especiales de accionistas, en todos los casos previstos por estos estatutos o por la Ley General de Sociedades Mercantiles, o cuando lo considere conveniente, asi como para fijar la fecha y hora en que tales asambleas deban celebrarse y para ejecutar sus resoluciones.

      IX.   Para formular reglamentos interiores de trabajo.

      X.    Para nombrar y remover a los auditores externos de la Sociedad.

      XI. Para establecer sucursales y agencias de la Sociedad en cualquier parte de la Republica Mexicana o del extranjero.

      XII. Para conferir y revocar poderes generales o especiales, otorgando facultades de sustitucion de los mismos, salvo aquellas facultades cuyo ejercicio corresponda en forma exclusiva al Consejo de Administracion por disposicion de la Ley o de estos estatutos, reservandose siempre el ejercicio de sus facultades.

      XIII. Para llevar a cabo todos los actos autorizados por estos estatutos o que sean consecuencia de estos.

      XIV. Para autorizar, al amparo del articulo 14 Bis 3 de la Ley del Mercado de Valores, la adquisicion en bolsa de acciones representativas del capital social de la propia Sociedad en los terminos de las disposiciones aplicables, asi como su posterior colocacion, conforme a lo previsto en el articulo Octavo de estos estatutos. Esta facultad sera indelegable.

      XV. Para establecer los Comites Especiales que considere necesarios para el desarrollo de las operaciones de la Sociedad, fijando las facultades y obligaciones de tales Comites; en el concepto de que dichos Comites no tendran facultades que conforme a la Ley o estos estatutos correspondan en forma privativa a la Asamblea General de Accionistas o al Consejo de Administracion.

      XVI. Es facultad indelegable del Consejo de Administracion aprobar las operaciones que se aparten del giro ordinario de negocios y que pretendan celebrarse entre la Sociedad y sus accionistas, con personas que formen parte de la administracion de la Sociedad o con quienes dichas personas mantengan vinculos patrimoniales o, en su caso, de parentesco por consanguinidad o afinidad hasta el segundo grado, el conyuge o concubinario; o que sus subsidiarias pretendan celebrar con las personas antes mencionadas, que representen la compra o venta del 10% (diez por ciento) o mas del activo; el otorgamiento de garantias por un monto superior al 30% (treinta por ciento) de los activos, asi como operaciones distintas de las anteriores que representen mas del 1% (uno por ciento) del activo de la Sociedad. Los miembros del Consejo de Administracion seran responsables de las resoluciones a que lleguen con motivo de los asuntos a que se refiere esta fraccion, salvo en el caso establecido por el articulo 159 de la Ley General de Sociedades Mercantiles.

      XVII. Constituir un comite de auditoria, el cual se integrara en la forma y terminos que a continuacion se indican:

            1. El Comite de Auditoria estara integrado con consejeros, de los cuales el Presidente y la mayoria de ellos deberan ser independientes y contara con la presencia del o los comisarios de la Sociedad, quienes asistiran a sus reuniones en calidad de invitados con derecho a voz y sin voto.

            2. El Comite de Auditoria tendra, entre otras, las siguientes funciones:

            a) Elaborar un reporte anual sobre sus actividades y presentarlo al Consejo de Administracion;

            b) Opinar sobre transacciones con personas relacionadas a que alude la fraccion XVI del presente Articulo Trigesimo Tercero, y

            c) Proponer la contratacion de especialistas independientes en los casos en que lo juzgue conveniente, a fin de que expresen su opinion respecto de las transacciones a que se refiere la fraccion XVI del presente Articulo Trigesimo Tercero.

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

      El Comite de Auditoria podra establecer las normas que regulen su funcionamiento.

                                  CAPITULO VII
                         DE LA VIGILANCIA DE LA SOCIEDAD

      ARTICULO TRIGESIMO CUARTO. La vigilancia de la Sociedad estara a cargo del
o de los Comisarios y sus correspondientes suplentes que por mayoria de votos de las acciones comunes elija la Asamblea General de Accionistas. Los Comisarios no necesitan ser accionistas y tendran las facultades y obligaciones que la Ley determina y duraran en sus cargos un ano, en la inteligencia de que seguiran desempenandolos hasta que los designados para substituirlos tomen posesion de sus cargos. Los Comisarios podran ser reelectos. Los Comisarios Suplentes substituiran a sus Comisarios Propietarios cuando estos no pudieren desempenar, por cualquier razon, los menesteres propios de su encargo.

      En adicion, los titulares de acciones con o sin derecho a voto que representen cuando menos un 10% (diez por ciento) del capital social, podran designar un comisario. Solo podran revocarse los nombramientos de los Comisarios designados por los accionistas por minoria, cuando se revoque el de todos los demas.

                                  CAPITULO VIII
                DEL EJERCICIO SOCIAL Y LA INFORMACION FINANCIERA

      ARTICULO TRIGESIMO QUINTO. El ejercicio social de la Sociedad correra del 1 de enero al 31 de diciembre de cada ano. En el caso de que la Sociedad entre en liquidacion, se fusione con caracter de fusionada o se extinga como consecuencia de su escision, su ejercicio social terminara anticipadamente en la fecha en que entre en liquidacion, se fusione o se extinga como consecuencia de su escision y se considerara en el primer caso que habra un ejercicio durante todo el tiempo en que la Sociedad este en liquidacion.

      ARTICULO TRIGESIMO SEXTO. Dentro de los tres meses siguientes a la clausura de cada ejercicio social, el Consejo de Administracion preparara por lo menos la siguiente informacion:

      I. Un informe sobre la marcha de la Sociedad en el ejercicio, asi como sobre las politicas seguidas por el propio Consejo y, en su caso, sobre los principales proyectos existentes;

      II. Un informe en que se declaren y expliquen las principales politicas y criterios contables y de informacion seguidos en la preparacion de la informacion financiera;

      III. Un estado que muestre la situacion financiera de la Sociedad a la fecha de cierre del

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

            ejercicio;

      IV. Un estado que muestre, debidamente explicados y clasificados, los resultados de la Sociedad durante el ejercicio; V. Un estado que muestre los cambios en la situacion financiera durante el ejercicio;

      VI. Un estado que muestre los cambios en las partidas que integren el patrimonio social, acaecidos durante el ejercicio; y,

      VII.  Las  notas  que  sean   necesarias   para  completar  y  aclarar  la
            informacion que suministren los estados anteriores.

      El informe que se indica en el presente articulo, conjuntamente con el informe del Comisario, debera ponerse a disposicion de los titulares de acciones comunes u ordinarias por lo menos quince dias antes de la fecha de la Asamblea General Ordinaria que haya de discutirlos, quienes tendran derecho a que se les entregue una copia.

                                   CAPITULO IX
                           DE LAS GANANCIAS Y PERDIDAS

      ARTICULO TRIGESIMO SEPTIMO. De las utilidades netas de cada ejercicio social, que arrojen los Estados Financieros debidamente aprobados por la Asamblea General Ordinaria de Accionistas, una vez deducidas las cantidades necesarias para: (i) hacer los pagos o las provisiones para pagar los impuestos correspondientes; (ii) las separaciones que resulten obligatorias por imperativo legal; y (iii) en su caso, amortizacion de perdidas de ejercicios anteriores, se haran las siguientes aplicaciones:

      I. Se separara un 5% (cinco por ciento) de las utilidades netas para constituir, incrementar o en su caso reponer el fondo de reserva, hasta que dicho fondo sea igual al 20% (veinte por ciento) del capital social.

      II. Se separaran las cantidades que la Asamblea acuerde aplicar para crear o incrementar reservas generales o especiales, incluyendo, en su caso, la reserva para adquisicion de acciones propias a que se refiere la fraccion I del articulo 14 Bis (catorce bis) de la Ley del Mercado de Valores.

      III. Del remanente, se destinara la suma que acuerde la Asamblea para cubrir a los accionistas, los dividendos que, en su caso, fueren decretados en los terminos de estos estatutos.

      IV. El superavit, si lo hubiere, quedara a disposicion de la Asamblea, o bien del Consejo de Administracion, si asi lo autoriza la propia Asamblea. La Asamblea o, en su caso, el Consejo podra dar al superavit la aplicacion que estime conveniente para los intereses de la Sociedad y sus accionistas.

      ARTICULO TRIGESIMO OCTAVO. Las perdidas, en su caso, seran reportadas por todos los accionistas en proporcion al numero de sus acciones y hasta por el haber social por ellas representado.

                                   CAPITULO X
                         DE LA DISOLUCION Y LIQUIDACION

      ARTICULO TRIGESIMO NOVENO. La Sociedad se disolvera en cualquiera de los casos previstos por el articulo 229 de la Ley General de Sociedades Mercantiles, mediante acuerdo de la Asamblea General Extraordinaria de Accionistas.

      ARTICULO CUADRAGESIMO. Disuelta la Sociedad se pondra en liquidacion. La Asamblea General Extraordinaria de Accionistas designara a uno o mas liquidadores, pudiendo nombrar a suplentes si asi lo deseare, quienes tendran las facultades que la Ley o la Asamblea de Accionistas que los designe determine.

      ARTICULO CUADRAGESIMO PRIMERO. El o los liquidadores practicaran la liquidacion con arreglo a las bases que en su caso hubiere determinado la Asamblea y, en su defecto, con arreglo a las siguientes bases y a las disposiciones del Capitulo XI de la Ley General de Sociedades Mercantiles:

      I.    Concluiran los negocios de la manera que juzguen mas conveniente;

      II. Cobraran los creditos y pagaran las deudas enajenando los bienes de la Sociedad que fuere necesario para tal efecto;

      III.  Formularan el balance final de liquidacion; y

      IV. Una vez aprobado el balance final de liquidacion, distribuiran el activo liquido repartible entre todos los accionistas por igual y en proporcion al numero de las acciones y a su importe exhibido de que cada uno de ellos fuere tenedor. En caso de discrepancia entre los liquidadores, el Comisario debera convocar a la Asamblea General Extraordinaria de Accionistas para que esta resuelva las cuestiones sobre las que existiesen divergencias.

      ARTICULO CUADRAGESIMO SEGUNDO. Durante la liquidacion la Asamblea se reunira en la forma prevista por los presentes estatutos y los liquidadores desempenaran funciones equivalentes a las que hubieren correspondido al Consejo de Administracion durante la vida normal de la Sociedad; el Comisario seguira cumpliendo, respecto del o los liquidadores, las funciones que durante la vigencia del pacto social tuviere respecto del Consejo de Administracion.

                                   CAPITULO XI
                          LEY APLICABLE Y JURISDICCION

      ARTICULO CUADRAGESIMO TERCERO. Para el caso de cualquier controversia entre la Sociedad y sus accionistas, o bien, entre los accionistas por cuestiones relativas a la Sociedad, o para la interpretacion y cumplimiento de los presentes estatutos, la Sociedad y los accionistas se someten expresamente a la las leyes aplicables en, y a la competencia y jurisdiccion de los tribunales competentes de la Ciudad de Mexico, Distrito Federal, por lo que renuncian a cualquier otro fuero que por razon de domicilio o por cualquier otra razon, pudiera corresponderles.

LA SUSCRITA DELEGADA DE LA ASAMBLEA GENERAL EXTRORDINARIA DE ACCIONISTAS DE INDUSTRIAS BACHOCO, S.A. DE C.V. DE FECHA 9 DE DICIEMBRE DE 2003, CERTIFICO QUE LA PRESENTE ES COPIA FIEL DE SU ORIGINAL.

MEXICO, DISTRITO FEDERAL A 9 DE DICIEMBRE DE 2003.

LIC. CLAUDIA ATENEA DEL CARMEN LOPEZ RAMIREZ

                                     (Translation for information purposes only)

                                     BY-LAWS

                                       OF

                        INDUSTRIAS BACHOCO, S.A. DE C.V.,

                                    CHAPTER I

                  CORPORATE NAME, CORPORATE PURPOSE, CORPORATE
                  EXISTENCE, CORPORATE DOMICILE AND NATIONALITY

      ARTICLE ONE. The corporate name of the Corporation shall be "INDUSTRIAS BACHOCO" and must always be followed by the words "SOCIEDAD ANONIMA DE CAPITAL VARIABLE" or by the initials "S.A. de C.V."

      ARTICLE TWO. The corporate purpose of the Corporation shall be:

      I. To promote, incorporate, organize, exploit, acquire and participate in, any shares of the capital stock or equity of any kind of national or foreign mercantile or civil companies, associations or industrial, commercial, service or any other kind of companies, as well as to participate in their management or liquidation.

      II. To purchase by any legal title all types of shares or corporate participations and any type of titles or securities allowed by law of any type of corporation, as a part of them, or by subsequent acquisition, as well as alienate, dispose and negotiate those shares or corporate participations, including any other instrument. In accordance with the general provisions issued by the National Securities Commission and when the shares of the Company are recorded at the Securities Section of the National Registry of Securities, it may acquire shares of the capital of the Company, subject to what is provided in this by-laws.

      III. To receive from other entities and persons, as well as to render or provide to other entities and persons, any type of service which may be necessary for the accomplishment of the corporate purposes, such as, among others, legal, administrative, financial, treasury, auditing, marketing, preparation of financial statements and budgets, development of programs and manuals, analysis of operating results, evaluation of productivity information and possible financings, studies relating to the availability of capital, technical assistance, advisory or consulting.

      IV. To obtain, acquire, develop, commercialize, improve, use, issue and receive licenses, or dispose of, under any title, any patents, certificates of invention, trademarks and trade names, industrial designs, industrial secrets and any other industrial property rights, options and preferences as well as any copyrights whether in Mexico or abroad.

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

      V. To obtain all types of loans or credits, issue obligations, bonds, commercial paper, stock-exchange certificates and any other similar security or instrument, with or without specific security by way of lien, mortgage, trust or other legal title; as well as to grant or issue any type of financing or loan to any civil or commercial company, business or institution with which the Corporation has business relations or social participations, whether secured or unsecured.

      VI. To issue and receive all type of personal guarantees, whether real or in the form of an "aval" of credit instruments or obligations of companies, associations or institutions in which the Corporation may have an interest or participation, or with which the Corporation has a business relationship, constituting itself as a guarantor and/or aval of such persons or of third parties.

      VII. To issue, subscribe, accept, endorse and guarantee any negotiable instruments as well as to accept and endorse the same.

      VIII. To carry out, supervise or contract on the Corporation's own account or on the account of third parties, any kind of construction, building, subdivision of urban areas or installations for commercial purposes.

      IX. To render, for its own account or for third parties, training and development programs, as well as research work.

      X. To take or grant in lease or gratuitous loan; acquire, possess, permute, alienate, transmit, dispose or lien the property or possession of any type of real estate or personal property, as well as real rights thereon, when deemed necessary or convenient for its purpose or for the operation or purposes of the mercantile or civil companies, associations and institutions in which the corporation has an interest or participation of any kind.

      XI. To act as commission agent, mediator, representative, distributor or intermediary for or on behalf of any person or firm.

      XII. To carry out the production, transformation, adaptation, import, export and the purchase and sale in whatever manner of equipment, supplies, materials, raw materials, industrial products and other materials of all types and classes.

      XIII. In general, to carry out all acts, contracts and transactions accidental, accessory or related and other commercial activity necessary or convenient to carry out the purposes specified above.

      ARTICLE THREE. The existence of the Corporation is indefinite.

      ARTICLE FOUR. The domicile of the Corporation is Mexico City, Federal District. The Corporation may establish agencies, offices and branches anywhere else in the Mexican Republic or abroad, and to conventionally submit, by any act or agreement to the application of foreign laws, or to the one of any of the states of the Mexican Republic, and to the respective jurisdictions of the courts, or to conventional domiciles at Mexico or abroad, with the finality of receiving any kind of notification, judicial or extrajudicial citation, appointing general or specific representatives abroad for such effects or for any others, without this being understood as a change of its domicile.

      ARTICLE FIVE. The company is of Mexican nationality. The foreign members of the Corporation whether existing or future shall be obligated to formally consider themselves Mexican nationals before the Ministry of Foreign Affairs of the United Mexican States with respect to the shares of the Corporation acquired by them or of which they are owners, as well as with the assets, rights, concessions, participations or interests possessed by the Corporation, as well as with respect to the rights and obligations derived from the agreements to which the company shall be party with Mexican authorities. Consequently, foreign members of the Corporation, whether existing or future, obligate themselves not to invoke the protection of their governments, under penalty of forfeiting to the Mexican nation their interests in the Corporation.

                                   CHAPTER II

                            CAPITAL STOCK AND SHARES

      ARTICLE SIX. The capital stock of the Corporation is variable. The minimum fixed portion of the capital stock, without a right of withdrawal, has a value of $150,000,000.00 M.N. (One Hundred Fifty Million Mexican Pesos) represented by 600,000,000 Class I shares, which are all registered and without par value.

      The variable portion of the capital shall be represented by Class II registered shares without par value.

      Shares representing the capital stock, within each class, may be divided into the following series, according to the terms determined by a Shareholder Meeting which approves their issue:

      I. Series "B" which shall be composed of common shares, with full voting rights, and which may correspond to both Class I and Class II, and which shall represent at all times at least 100% (one hundred percent) of all the common shares with full voting rights and at least 75% (seventy-five) of the total shares into which the capital stock is divided. At all times, at least 51% (fifty-one percent) of these common shares shall be subscribed to by natural persons or corporations considered Mexican investors in accordance with the Foreign Investment Act, and in all cases, no more than 49% (forty-nine percent) of the same common shares may be subscribed to or acquired freely and indiscriminately by Mexican or foreign investors.

      II. Series "L" which shall be composed of shares having limited voting and other corporate rights, pursuant to the terms of these By-laws, which at no time shall represent more than 25% (twenty-five percent) of the total of the shares into which the capital stock shall be divided, unless the shares in question have limited voting rights which are convertible into ordinary shares issued with the authorization of the National Banking and Securities Commission pursuant to the terms of Section II of Article 14 Bis of the

            Securities Market Law; such shares shall be freely subscribeable, and consequently, may be acquired by Mexican and foreign investors.

            The Shareholders' Meeting which approves the issuance of shares with limited voting rights and convertible into common shares, or which modifies the characteristics of the outstanding shares, shall determine the form, terms and conditions of such conversion, as well as its characteristics for identification purposes.

            Series "L" shares, having limited voting rights and other limited corporate rights, shall be considered a neutral investment, which, with the prior approval of the Ministry of the Economy, shall not be counted for the purpose of determining the amount and proportion of foreign investors participating in the capital stock of the Corporation, pursuant to the terms of Articles 18 and 20 of the Foreign Investment Law.

            The Corporation may issue unsubscribed shares of any Series of the capital stock which, in the case of shares representing the variable portion of the capital, shall be held in the Corporation's Treasury, to be delivered as the subscription is carried out. In addition, the Corporation may issue unsubscribed shares in accordance with the terms and conditions of Article 81 of the Securities Market Law (Ley del Mercado de Valores).

      ARTICLE SEVEN. Except for the right to retire shares, which corresponds to the shares of Class II representing the variable portion of the capital of the Corporation, within their respective series and class, each share shall confer similar rights and obligations to its holders. Each share shall grant to its holder the same rights whether financial or as to assets, as a result of which all of the shares shall participate equally, without distinction, in dividends, reimbursements, amortization or distribution of whatever type under the terms of these By-Laws. With respect to the right to vote the shares issued by the Corporation the following shall hold true:

      I. Each common or ordinary share of Series B with voting rights shall be entitled to one vote at shareholder meetings.

      II. Shares of Series "L" shall have limited voting and other corporate rights and each of such shares shall provide its holder the following rights:

      1. Attend and exercise one vote per share only in Meetings of the holders of such Series "L".

      2.    Attend   and   exercise   one  vote  per   share  at   Extraordinary
            Shareholders' Meetings with respect to the following matters:

      (a)   transformation of the Corporation;

      (b) Merger of the Corporation with any other Corporation or Companies, when the Corporation does not survive;

      (c) Cancellation of the registration of the shares of the Corporation with the Securities Section of the National Registry of Securities and with other national securities markets whether domestic or foreign in which the shares are registered except for quotation systems and other markets not organized as securities exchanges; and

      (d) Modification of Article 11 of these By-laws with respect to the cancellation of the registration of the shares of the Corporation in the Section of Securities of the National Registry of Securities.

      3. Designate, substitute and revoke elections of members of the Board of Directors as follows:

      (a) Pursuant to the terms provided in Section III of Article 14 Bis 3 of the Securities Market Law, all minority shareholders of Series "L" shares which represent at least 10% of the capital, represented by the same series of shares, shall have the right to designate, substitute or revoke at least one director and his respective alternate, which may only substitute the relevant or applicable director. This right shall be exercised by way of written notice addressed to the Chairman of the Board or to the Secretary of the Board at least two Business days in advance of the date on which the Ordinary Shareholders Meeting to designate, ratify and revoke election of directors shall be held.

      (b) Failing a designation by the minority directors, and by virtue of the fact that the Series "L" shares may not represent more than 25% of the capital of the Corporation, the Series "L" Shares, by resolution adopted by a Special Meeting, shall have the right to designate, substitute or revoke the election of two Directors and their respective alternates; designation, substitution or revocation shall be made by majority vote of the Series "L" shares represented at a Special Meeting for such purpose, the resolution of which shall be notified to the Ordinary Meeting of Shareholders pursuant to the terms agreed upon by the Special Meeting.

      (c) Failing appointment of one of the two minority directors as indicated, and by virtue of the fact that the Series "L" shares may not represent more than 25% of the capital of the Corporation, the Series "L" Shares, by resolution adopted by a Special Meeting, excluding for purposes of determining whether a quorum exists those Series "L" shares which have exercised their right referred to in
            (a) above, shall have the right to designate, substitute or revoke the election of one member of the Board and his substitute; such designation, substitution or revocation shall be made by a majority vote of the Series "L" shares represented at the Special Meeting at which such matter shall be dealt with, which resolution shall be notified to the General Ordinary Shareholders' Meeting pursuant to the terms agreed upon by the Special Meeting.

      4. So long as they are issued, the Series L shares shall be subject to the same rights financially and as to assets as the common and ordinary shares, including, without limitation, the right to participation in income, dividends, repayment as a result of the reduction of capital or by liquidation, amortization with net profit or by way of any other distribution or the preferential right to subscribe proportionately for new shares which may be issued, for payment in cash or in kind, in order to maintain the holder's percentage ownership of such Series "L" and of the capital of the Corporation.

      ARTICLE EIGHT. The Company may acquire shares representing its own capital through the stock exchange, at the current market price, under the terms of
Article 14 Bis. 3 of the Securities Exchange Act, without the prohibition established in the first paragraph of Article 134 of the General Law of Mercantile Stock Corporations (Ley General de Sociedades Mercantiles) being applicable, provided that:

      I. The purchase is made charged to capital stock insofar as such shares pertain to the Company itself or, if applicable, to the capital stock in the event that a decision is made to convert them into treasury shares, in which case no decision shall be required by the Meeting of Stockholders.

      II. The Regular Meeting of Stockholders shall be responsible for expressly agreeing, in each fiscal year, the maximum amount of money that may be used to purchase the Company's own shares, with the only limitation that the sum of the monies that may be used to this end may in no case exceed the total balance of the Company's net profit, including retained earnings. For its part, the Board of Directors shall appoint to that end the person or persons responsible for the acquisition and placement of the company's stock.

      III. The company stock that belongs to the Company or if applicable the treasury shares, without prejudice to the provisions of General Law of Mercantile Stock Corporations, may be placed among the investor public, without in this latter case a resolution of any sort by the Meeting of Stockholders, nor a decision by the Board of Directors regarding the placement thereof, being required. The acquisition or purchase of company stock and the subsequent placement thereof shall be subject to the provisions of Section I of Article 14 Bis. 3 of the Securities Exchange Act, and it shall be made, reported and disclosed on as part of the financial information, in the manner, under the terms and conditions established by the National Banking and Securities Commission through general provisions, and reported to the corresponding stock exchange and to the public, under the terms of the applicable legal provisions.

      IV. While the shares belong to the Company they may not be represented in Meetings of Stockholders of any type, nor may the corporate or beneficial rights they grant be exercised, nor shall they be deemed in circulation for the effects of determining the attendance or voting quorums in Meetings of Stockholders.

      V. In no case may shares representing the capital stock be acquired such that the number of Series "L" limited voting shares in circulation exceeds the maximum cited in Paragraph II of Article Sixth of these bylaws, or the percentages authorized by the National Banking and Securities Commission pursuant to Section I of Article 14 Second 3 of the Securities Exchange Act, in the case of non-voting stock, as well as with the limitation of other corporate rights, or of restricted voting stock other than that stipulated by Article 113 of the General Law of Mercantile Stock Corporations (Ley General de Sociedades Mercantiles).

      VI. Reductions or increases in the capital stock derived from the purchase and placement of stock cited by this article, shall not require a resolution by a Meeting of Stockholders of any class, nor a resolution of the Board of Directors.

      Likewise, upon express authorization from the National Banking and Securities Commission, the Company may issue unsubscribed stock for placement with the public, provided that it is kept in custody in a securities depositary institution and the conditions stipulated to that end in Article 81 of the Securities Exchange Act, are complied with.

      In the Special Meeting of Stockholders wherein the order to issue unsubscribed stock is decreed, an express waiver shall be made of the right of preference cited by Article 132 of the General Law of Mercantile Stock Corporations (Ley General de Sociedades Mercantiles).

      If there is a quorum under the terms of the corporate bylaws, the decision taken shall have full force and effect, being applicable to stockholders who did not attend the Meeting, wherefore the Company shall be free to place the stock among the public, without making the publication cited in the article mentioned in the preceding paragraph. When a minority representing at least 25% (twenty-five percent) of the voting capital stock votes against the issuance of unsubscribed stock, such issuance may not take place.

      In the notification convening the Special General Meeting of Stockholders, express mention shall be made that it is meeting for the purposes established in
Article 81 of the Securities Exchange Act, making especial mention of the provisions of Section X of that same article.

      Any stockholder voting against resolutions in the Meeting shall have a right to demand that the Company place his shares at the same price as the stock covered by the issuance is offered to the public. The Company shall have the obligation to place the stock pertaining to stockholders in disagreement first.

      ARTICLE NINE. The Corporation shall keep a Stock Register book in accordance with Articles 128 (one hundred twenty-eight) and 129 (one hundred twenty-nine) of the General Law of Mercantile Stock Corporations (Ley General de Sociedades Mercantiles). Said book may be kept by the Secretary of the Board of Directors of the Corporation, by an institution for the deposit of securities or by a credit institution, or by the person appointed by the Board of Directors to act as Recording Agent.

      The Stock Register book shall be kept closed from and including the third working day preceding the holding of any Shareholders' Meeting up to and including the date of that Meeting. During such periods no registration shall be made in such Register.

      However, the Board of Directors may determine to close such Register when it considers that convenient, with a longer previous term, and when it is specified at the notice of the Meeting.

      The Corporation shall only consider as legitimate shareholders those who may be identified as such in the Stock Register pursuant to Article 129 (one hundred twenty-nine) of the General Law of Mercantile Stock Corporations or pursuant to Article 68 (sixty-eight) of the Securities Market Law.

      Under the terms and effects of Article 130 of the General Law of Mercantile Stock Corporations, it is established that the transfer of stock issued by the Company, or of securities or instruments issued based on such stock, may only be done upon authorization from the Board of Directors of if the number of shares whose transfer is sought, in one act or in successive acts, without limit of time, or from one group of interrelated stockholders or stockholders who act in concert, equals ten percent (10%) or more of the voting stock issued by the company. If the Board of Directors, under the terms of the present article, denies the authorization, it shall appoint one or more purchasers of the stock, who shall pay the interested party the prevailing price on the stock exchange. In the case of stock not listed in the National Registry of Securities and Brokers, the price paid shall be calculated pursuant to the Aforementioned Article 130 itself.

      Each of the persons who participate in any manner in acts which violate the provisions of the last paragraph, shall be obligated to pay a contractual penalty to the Company in an amount equivalent to the price of all the stock, securities or instruments representing the capital stock of the Company of which they were, directly or indirectly, owners, or which had been subject to the prohibited transaction, in the case of persons who have participated in the transaction but who are not owners of the stock issued by the Company. If the transactions that led to the acquisition of a percentage of stock, securities or instruments representing the capital stock of the Company in excess of 10% (ten percent) of the capital stock, were made under gratuitous title, the contractual penalty shall be equivalent to the market price of such stock, securities or instruments, provided that the authorization cited in the preceding paragraph did not exist.

      While the Company holds the stock which it has issued, registered in the National Securities Registry, the foregoing requirement, in the case of transactions which are made through the securities market, shall also be subject to such rules as may be established by the Securities Market Law or such as, in accordance thereto, are issued by the National Banking and Securities Commission. In addition, the persons or group of acquirers who obtain or increase a material interest in the Company, without having first made an offer pursuant to the provisions established in the general Rules applicable to acquisitions of securities that must be disclosed and public offerings to purchase securities, issued by the National Banking and Securities Commission, may not exercise the corporate rights derived from the respective voting securities, and the Company shall refrain from recording such stock in the registry cited in Articles 128 and 129 of the General Law of Mercantile Stock Corporations.

      In addition to the foregoing, a majority of the members of the Board of Directors who have been elected to such position prior to the occurrence of any circumstance which might imply a change of Control, shall grant his authorization in writing through a resolution taken in a board meeting expressly convened to that end under the terms of these bylaws, for a change of Control of the Company to take effect.

      "Control" or "To Control" mean (i) to be the owner of the majority of the common voting stock representing the capital stock of the Company or of securities or instruments issued based on such stock; (ii) the authority to make, directly or indirectly, management and policy decisions for the Company or its subsidiaries; or (iii) the authority to veto important decisions on the policies of the Company or its subsidiaries, either through ownership of voting securities, by contract or in any other manner.

      The Board of Directors shall have a right to determine whether persons are acting jointly or in a coordinated fashion for the purposes regulated in this article. If the Board of Directors makes such a determination, the persons in question shall be deemed a single person for the effects of this article.

      ARTICLE TEN. Those subsidiaries of the Corporation, according to the such term defined in the generally accepted accounting in Mexico, should not, directly or indirectly, invest in the capital stock of this Corporation or of any other company in which the Corporation is a subsidiary, except in a case that such companies in which the Corporation holds the majority of shares, acquire shares of this Corporation, in order to comply with any options or plans for the sale of shares granted or designed, or to be granted or designed for the benefit of the employees or officers of said companies or this Corporation, provided that the number of those shares does not exceed 25% (twenty-five percent) of all outstanding shares of this Corporation.

      Transactions that depart from the ordinary course of business and which would be entered into by and between subsidiaries of the Company and its stockholders, with persons who form part of the management of the Company's subsidiaries or with those with whom such persons maintain monetary ties or, if applicable, have a family relationship of consanguinity or affinity up to the second degree, a spouse or concubine; which represent the purchase or sale of 10% (ten percent) or more of assets; the granting of guaranties in an amount in excess of 30% (thirty percent) of assets, as well as transactions other than the foregoing which represent more than 1% (one percent) of the Company's assets, shall be submitted for the opinion of the Company's Audit Committee and for approval by the Company's Board of Directors.

                                   CHAPTER III

                   CANCELLATION OF THE REGISTRATION OF SHARES
                    WITH THE NATIONAL REGISTRY OF SECURITIES

      ARTICLE ELEVEN. While the Company's shares remain listed in the Securities Section of the National Securities Registry, under the terms of the Securities Market Law and the generally applicable rules of National Banking and Securities Commission, in case of cancellation of the listing of the Company's stock in the Securities Section of such Registry, shareholders who own the majority of the common stock or who have the ability, under any title, to impose decisions in the General Ordinary Meeting of Stockholders or to name a majority of the members of the Company's Board of Directors, undertake to make a public offer to purchase, prior to the cancellation, and in this case must follow the provisions of Article 8, Section III of the "Provisions Applicable to Issuers of Securities and Other Participants in the Securities Market," issued by the National Banking and Securities Commission.

      The shareholders cited in the preceding paragraph shall have the obligation to place in a trust for a minimum period of six months, the funds required to purchase at the same price as the offer, the stock of shareholders who did not participate in it, in the event that once the public offer to purchase has taken place and prior to the cancellation of the listing in the National Securities Registry, the aforementioned shareholders do not manage to acquire 100% (one hundred percent) of the paid-in capital stock.

                                   CHAPTER IV

                   INCREASE AND DECREASE IN THE CAPITAL STOCK

      ARTICLE TWELVE. Except for the provisions of Article Eight, Section VII of these By-laws, the increases in the minimum fixed portion of the capital stock of the Corporation without a right of withdrawal shall be carried out by resolutions adopted at General Extraordinary Shareholders' Meetings, thereby necessitating an amendment to Article Six of these By-laws. Increases in the variable portion of the capital stock of the Corporation, within the limits established in Article Six, shall be carried out by resolutions adopted in a General Ordinary Meeting of the Shareholders. The documents containing agreements to increase capital shall in all cases be notarized before a Notary Public, except in the case of reductions in capital to exercise any shareholder's right of withdrawal, or in cases of increases or decreases derived from the acquisition of the company's own stock as cited in Section I of Article 14 Bis. 3 of the Securities Market Law, without a need, in the case of an increase in the variable portion of the capital stock, to amend the corporate bylaws, nor to record the corresponding notarized document in the Public Property and Commercial Registry. Once the corresponding resolutions have been adopted, the Shareholders' Meeting which votes on the increase, or in the case of omission or delegation of such Meeting, the Board of Directors shall fix the terms and conditions pursuant to which the increase in capital shall be undertaken.

      All increases in the capital stock must be made by issuing shares in such a way that the proportion of shares of each corresponding Series is preserved, unless only shares with restricted voting rights or no voting rights are issued subject to the authorization of the National Banking and Securities Commission, or only Series "L" shares are issued, provided that at no time may Series "L" shares exceed the maximum referred to in Article Six of these By-Laws.

      Shares issued representing the variable portion of the capital stock or the minimum fixed portion of the capital stock based upon the provisions of
Article 81 of the Securities Market Law, in the latter case and which, by resolution adopted at a Shareholders' Meeting which approves their issuance, should remain deposited in the Corporation's treasury to be delivered as the subscription therefore is completed; such shares may be offered for subscription and payment by the Board of Directors, or as the case may be, the Executive Committee of the Board, subject to the procedures determined by the
Shareholders' Meeting and the provisions of this Article. In any event, the preferential right described in the following paragraph of this Article must be granted to the Corporation's shareholders, unless: (i) the offer of the shares is subject to the provisions of Article 81 of the Securities Market Law, (ii) a merger of the Corporation exists, (iii) it involves the issuance of shares from the treasury for the conversion of bonds pursuant to Article 210 Bis of the General Law of Negotiable Instruments and Credit Transactions (Ley General de Titulos y Operaciones de Credito), or, in the cases of placement of shares acquired pursuant to Article 14 Bis. 3 of the Securities Market Law.

      Increases in capital stock may be implemented under any of the cases referred to in Article 16 of the General Law of Mercantile Stock Corporations (Ley General de Sociedades Mercantiles), by means of payment in cash or in kind, or through the capitalization of the Corporation's liabilities or any other capital account. Since the share certificates of the Corporation's capital stock have no par value, it will not be necessary to issue new certificates in the case of increases in the capital resulting from the capitalization of premiums on stock, capitalization of retained earnings or capitalization of valuation or revaluation reserves. In the event of capital increases by means of payment in cash or in kind or by capitalization of the Corporation's liabilities, the shareholders holding outstanding existing paid-up shares shall have preemptive rights to subscribe to a number of any new shares issued or put into circulation to represent such increase, in proportion to the number of shares held by them within the respective Series or, in the event of capital increases solely through shares with restricted voting rights, without voting rights or preferred stock, or with limited voting rights, shall have preemptive rights to subscribe to the new shares which may be issued or put into circulation to represent such increase, in order to maintain the proportion of the number of shares of which they are holders within the capital stock, for a term of fifteen days commencing on the date of publication of the corresponding notice in the Official Gazette of the Federation or the official gazette of the domicile of the Corporation, or commencing on the date of the Shareholders' Meeting in the case in which all of the shares into which the Corporation's capital stock is divided would have been represented at such Meeting.

      In the case of shares representing the variable portion of the capital stock which by resolution adopted by the Shareholders' Meeting would have remained deposited in the Corporation's treasury for subscription and payment at a later date, the shareholders shall have a preferential right to subscribe to them once the same have been offered for subscription and payment, unless the shareholders were granted a preferential right at the time the increase was approved and such right was not exercised by the shareholders or in the case stipulated in Article 81 of the Securities Market Law.

      No new shares may be issued until all outstanding shares shall have been fully paid.

      In the event that after the expiration of the term during which the shareholders could have exercised the preemptive right granted to them in this Article there are still shares pending subscription, such shares may be offered for subscription and payment to any natural person or corporation pursuant to the conditions and terms determined by the Meeting which decreed the increase in the capital stock, or according to the terms provided for by the Board of Directors or Delegates designated by the Meeting for such purposes, provided that the offering price for the shares to third parties may not be less than that which was offered to the shareholders of the Corporation for subscription and payment.

      All increases in the capital stock must be registered in the capital variations book which is kept for said purpose by the Corporation.

      With respect to any increase in capital by subscription and payment in cash or in kind, the Company shall not be obligated to have registered the shares of any series, the joint units which group them or any foreign securities which represent either type, with authorities other than authorities for the financial system of the Mexican United States and, accordingly, the Company shall not be obligated to accept the subscription and payment made by shareholders if said acceptance results in an obligation for the Company.

      ARTICLE THIRTEEN. The capital stock may be decreased by resolution of a General Ordinary Shareholders' Meeting, acting in accordance with the terms of this Article, such as: (i) in the event any holder of shares of the variable portion of the capital stock of the Corporation wishes to exercise the right of withdrawal mentioned in Articles 213 and 220 of the General Law of Mercantile Stock Corporations (Ley General de Sociedades Mercantiles), or (ii) in the case of separation referred to in Article 206 of such law, or (iii) as a consequence of the purchase of shares pursuant to Section I of Article 14 Bis. of the Securities Market Act. Decreases or reductions in the minimum fixed capital of the Corporation shall require a resolution adopted at a General Extraordinary Shareholders' Meeting and the related amendment to Article Six of these By-laws, in which case the matters set forth in Article 9 of the General Law of Mercantile Stock Corporations (Ley General de Sociedades Mercantiles) must be satisfied unless the reduction in capital is implemented in order to absorb losses only. Decreases in the variable portion of the Corporation's capital may be accomplished by resolution of a General Ordinary Shareholders' Meeting with the only formality required being that the resolution be protocolized before a Notary Public or Public Broker but without the necessity of recording the respective deed in the Commercial Public Registry.

      Reductions of capital stock may be made to absorb losses, to reimburse shareholders for their capital contributions or to exempt or free such capital from obligations not implemented or realized, as well as for the reasons provided in Articles 206 (two hundred and six) and 220 (two hundred and twenty) of the General Law of Mercantile Stock Corporations (Ley General de Sociedades Mercantiles) and in Section I of Article 14 (fourteen) Bis of the Securities Market Law.

      In the event that, under the terms of Section 1 of Article 14 (fourteen) Bis of the Securities Market Law, the Corporation had acquired the stock exchange shares representing its own capital, the Corporation shall proceed to the resulting reduction of its capital on the same date as the acquisition, in conformity with the terms of such Article.

      Reductions of capital to absorb losses or pursuant to reimbursement of shareholders shall be effectuated on a proportional basis between the fixed and variable portions of the Corporation's capital, with the purpose of ensuring equality among the shareholders without being necessary to cancel the relevant stock certificates since the shares of the capital stock do not have per value. However, in the event that the General Ordinary Shareholders Meeting so resolves in the event of a reduction of capital in connection with the reimbursement of shareholders, the designation of the shares to be redeemed shall be selected by lot before a

Notary Public or a public broker, including in such drawing all of the shares of the fixed minimum portion of the capital and variable portion of the capital.

      No approval of the General Ordinary Shareholders' Meeting shall be required in those cases where capital is reduced as a consequence of the exercise by a shareholder owning a portion of the variable capital of his right to withdraw totally or partially his capital contributions in accordance with Articles 220 (two hundred and twenty) and 221 (two hundred twenty-one) of the General Law of Mercantile Stock Corporations (Ley General de Sociedades Mercantiles). The withdrawal will take effect on the last day of the fiscal year in progress, if notice of the exercise of such right is given prior to the end of the third quarter of such year, or on or before the end of the next fiscal year if such notice is given at any time after the end of the third quarter. The reimbursement of the stock subject to withdrawal shall be made that the lower of the following prices: 95% (ninety-five percent) of the quoted market price, obtained from the average of transactions that have been executed during the 30 (thirty) days in which the Company's stock has effectively been traded, prior to the date on which the withdrawal should take effect, or if the number of days on which the Company's stock has effectively traded is less than 30 (thirty) days, the days on which the stock had effectively been traded shall be taken; or, (ii) the book value of the stock, pursuant to the corresponding general balance sheet approved by the Regular Meeting of Stockholders corresponding to the fiscal year immediately prior to the withdrawal's taking effect.

      The payment of the reimbursement shall be enforceable against the Company starting on the day after the date the Regular Meeting of Shareholders that approved the general balance sheet corresponding to the corporate fiscal year in which the withdrawal took effect, took place.

      In no event may the capital be reduced to less than the minimum required by law and all reductions of capital shall be registered in Stock Variation Book, which shall be maintained by the Corporation for such purpose.

      ARTICLE FOURTEEN. The Corporation may redeem shares with distributable proceeds without decreasing its capital stock. The General Extraordinary Shareholders' Meeting which adopts a resolution approving the redemption shall comply with the following rules, in addition to those set forth in Article 136 (one hundred thirty-six) of the General Law of Mercantile Stock Corporations (Ley General de Sociedades Mercantiles):

      I.    The  Meeting  may  agree to redeem  shares  of all the  shareholders proportionately, provided that after giving effect to such redemption, the shareholders shall have the same percentages with regard to the capital stock and stock participation as before such redemption, without the necessity of canceling stock certificates since they do not express their par value and without the necessity of designating the shares to be redeemed to be selected by lot, notwithstanding that the Meeting may have set a fixed price.

      II. When the redemption of shares is implemented through acquisition on a stock exchange, the Shareholders' Meeting or the Board of Directors or the Executive Committee, as the case may be, will determine the manner of redeeming the shares, the number of shares which shall be redeemed and the person appointed as purchasing agent or broker at the stock exchange.

      III. Except as provided in Section II above, in the event that the Shareholders' Meeting shall have fixed a price for the redemption, the shares to be redeemed shall be designated in all events by means of lot before a notary public or a public broker, which drawings shall be separately conducted with respect to each series of stock in such a way that shares from each series of stock shall be proportionately redeemed in such a way that the percentage of each series shall remain the same before and after such redemption. The certificates evidencing the shares redeemed in the case referred to in this Section III shall be canceled.

      At no time may shares be redeemed in such a way that circulating Series "L" shares exceed the maximum to which Article Six of these By-laws refers.

      ARTICLE FIFTEEN. Share certificates or provisional certificates representing the shares may cover one or more shares and shall contain the mention referred to in Article 125 of the General Law of Mercantile Stock Corporations (Ley General de Sociedades Mercantiles) and any applicable provisions; said certificates shall indicate the corresponding Series and Class and shall contain the text of Article Five of these By-laws. The share certificates or provisional certificates shall be signed by two members of the Board of Directors.

      The signatures of the above-mentioned directors may be in original or facsimile form, provided, in the latter case, that the originals of the respective signatures are deposited at the Public Registry of Commerce of the corporate domicile. In the case of share certificates, the numbered registered dividend coupons determined by the Board of Directors must be attached thereto to cover the payment of dividends or the exercise of other rights, as determined by a Shareholders' Meeting or the Board of Directors.

      A General Extraordinary Shareholders' Meeting may establish that certain or all of the Company's shares, of any series, be covered by joint units, which, without being certified as participating non-redeemable common shares, represent units and contain only Series "B" shares or Series "B" shares and Series "L" shares. With respect to the above-mentioned, the Company's capital stock may be represented by "BB" joint units, which shall represent the number of shares, to be determined by a Shareholders' Meeting, from Series "B" and "BL" joint units, which shall cover the number of Series "B" shares and Series "L" shares to be determined in a Shareholders' Meeting. The Company shall only record in the shareholders' registry the shares representing the joint units which, as the case may be, are issued.

      The holders of joint units may, at their choice, starting on the tenth year as of the date of payment of the first public offering of joint units, request the Company to separate the joint units. With respect to the foregoing, once the above-mentioned term expires, the Company may deliver to the holders of joint units which request in writing from the Company, the certificates representing the shares which represent the joint units. Any holder of joint units which may have exercised the conferred right may request the Company to regroup the shares, provided that the regrouping of shares be in the same proportion as the joint units.

                                    CHAPTER V

                             SHAREHOLDERS' MEETINGS

      ARTICLE SIXTEEN. The General Shareholders' Meetings shall be Extraordinary or Ordinary. All other meetings shall be Special Meetings of the Shareholders.

      General Extraordinary Meetings shall be those called: (i) to deal with any of the matters indicated in Article 182 (one hundred eighty two) of the General Law of Mercantile Stock Corporations (Ley General de Sociedades Mercantiles),
(ii) to resolve the cancellation of the listing of the shares of the Corporation or the securities that represent them in the Securities Section of the National Registry of Securities and in other Mexican stock exchanges or foreign securities exchange markets where they are registered except for quotation systems or other markets not organized as stock exchanges; and (iii) to agree to the amendment of Article Eleven of these By-laws. All other General Meetings will be Ordinary Meetings.

      Special Meetings shall be those held to deal with matters that may affect the rights of a single Series of shares and shall be subject to the provisions applicable to Extraordinary Meetings.

      Likewise, Special Meetings will be those held by Series "L" shareholders in order to choose two members of the Board of Directors pursuant to the terms of clause 3 of Section II of Article Seven of these By-laws. These and those called to approve the cancellation of the registration of the Series "L" shares of the Corporation in the Securities Section of the National Registry of Securities and in other national and international stock exchanges in which they are registered, except quotation systems or other marks not organized as stock exchanges, shall be governed by the provisions of these By-laws and the General Corporate Law, and by the General Ordinary Meetings upon second notice with respect to quorum requirements, adoption of resolutions and other relevant aspects.

      ARTICLE SEVENTEEN. The notices for Shareholders' Meetings shall be made by the Board of Directors, by the President or the Secretary of the Board of Directors, or by the Examiner or, by legal authority. In any event, the holders with the right to vote, including the limited form or the restricted form representing at least 10% (ten percent) of the capital stock, shall be able to request that a General Meeting of Shareholders is held pursuant to the article 184 of the General Corporate Law. If the request is not complied with within the fifteen days following the date of the request, a Civil or District Judge of the domicile of the Corporation shall do it at the petition of the interested parties representing the 10% (ten percent) of the relevant capital, who shall display their share certificates for this purpose.

      Any shareholder holding a single common or ordinary share and any Series "L" shareholder on matters relating to the designation of directors pursuant to subsection 3 of Section II of Article Seven of the By-laws, may solicit the holding of a General Ordinary Shareholders Meeting upon the terms of Articles 168 and 185 of the General Corporate Law.

      ARTICLE EIGHTEEN. Notices of the Meetings shall be published by the means of notice in the Official Gazette of the Federation or in one of the dailies with major circulation in the domicile of the Corporation, at least fifteen calendar days before the date settled for the Meeting. The Notices shall contain the date and the place of the meeting, Agenda for the Meeting and shall be signed by the person or persons effecting the Notice, it being understood that if the Board of Directors gives the Notice, the signature of the President or of the Secretary or of the Alternate Secretary or of the person designated by the Board of Directors among its members, or of the Examiner, to call the Meeting shall suffice. Since the publication of the notice to hold the Shareholder Assembly, the information and available documents relating to each of the points established at the Agenda of the Meeting shall be available immediately and free of charge to the shareholders. The meetings may be held without notice in the case in which all of the shares representing the capital of the Corporation shall be present to vote. When meetings are held to vote upon matters in which holders of Series "L" Shares are not entitled to vote such meetings may be held without prior notice if all of the ordinary and common shares are represented at the time of voting.

      If at a Meeting, be it Ordinary, Extraordinary or Special, all the shareholders are gathered, such Meeting shall be able to make decisions by unanimous vote with respect to matters of any kind, including those not included in the respective Agenda.

      ARTICLE NINETEEN. Shareholders registered in the Stock Registry Book maintained by the Corporation as holders of one or more shares thereof shall be the only shareholders admitted to the Meeting. Said Registry shall be closed three days before the date fixed for the holding of the Meeting.

      To attend the Meetings, the shareholders must display their respective admission cards which will be issued at the request of holders of shares; the request must be submitted at least twenty-four hours before the time fixed for the holding of the Meeting, together with the deposit, in the Secretary's Office of the Corporation, of the respective share certificates or the deposit certificates issued by an institution for the deposit of securities, by a credit institution, either Mexican or foreign, or by brokerage houses upon the terms provided in the Securities Market Act. Shares deposited in order to be entitled to attend Meetings shall not be returned until after the Meetings have been held, by way of the delivery of the certificate which shall be issued to the shareholder in exchange therefor.

      ARTICLE TWENTY. Shareholders may be represented at the Meetings by the person or persons they may appoint by means of a proxy signed before two witnesses. In addition, the shareholders may be represented at the Meetings by means of agents appointed through power granted by forms prepared by the Corporation that (i) show the name of the Corporation, same as the Order of the Day, without including under the heading of the general matters the points to which the articles 181 and 182 of the General Law of Mercantile Stock Corporations (Ley General de Sociedades Mercantiles) refer to, and (ii) contain space for the instructions pointed out by the person for the exercise of power.

      The Corporation should maintain the disposal of intermediaries of the securities market who count with the shareholders representation of the Corporation, during the period referred to in the article 173 of the General Law of Mercantile Stock Corporations (Ley General de Sociedades Mercantiles), the forms of the powers, with the purpose of delivering them with opportunities to its representatives.

      The Secretary of the Board of Directors of the Corporation shall be obligated to assure the observance of what was arranged previously and shall inform the Shareholders' Assembly about this, which in turn shall mention it in the respective minutes.

      ARTICLE TWENTY-ONE. The minutes of the Shareholders Meetings shall be kept in a "Book of Minutes of Meetings of Shareholders" maintained by the Corporation for such purpose and shall be signed by the Chairman and the Secretary of the Meeting as well as by the attending Statutory Auditors.

      ARTICLE TWENTY-TWO. The Meetings shall be presided over by the Chairman of the Board of Directors and in his absence, by the Vice-Chairman of the Board, or if there is more than one Vice Chairman by the one designated by the Meeting. In their absence, the Meetings shall be presided over by the person appointed by the shareholders present, by majority vote.

      The Secretary of the Board of Directors shall act as Secretary at the Shareholders' Meetings and in his absence, the person appointed for such purpose by the shareholders in attendance by majority vote shall act as such. The Chairman shall appoint two or more Examiners from among those present to count the attending shares.

      Voting at shareholders meetings shall be economic unless upon motion of some shareholder, the Meeting by majority vote of those present shall resolve that votes computed be taken by voting ballot.

      Stockholders with voting shares, including limited or restricted voting shares, which represent at least 10% (ten percent) of the stock represented in a Meeting of Stockholders, may request adjournment of a vote on any manner with respect to which they do not consider themselves sufficiently informed, pursuant to the terms and conditions indicated in Article 199 of the General Law of Mercantile Stock Corporations (Ley General de Sociedades Mercantiles).

      Stockholders with voting shares, including limited or restricted voting shares, which represent at least 20% (twenty percent) of the capital stock, may legally challenge the resolutions of General Meetings of Stockholders, with respect to which they have voting rights, provided that the requirements of
Article 201 of the General Law of Mercantile Stock Corporations (Ley General de Sociedades Mercantiles) have been satisfied, Article 202 of such act being equally applicable.

      Likewise, stockholders representing at least 15% (fifteen percent) of the capital stock, may take direct action for civil liability against directors, provided that the requirements established in Article 163 of the General Law of Mercantile Stock Corporations (Ley General de Sociedades Mercantiles), are satisfied. Such action may also be taken with respect to the Trustees and members of the Audit Committee, in accordance with the aforementioned legal precept.

      ARTICLE TWENTY-THREE. General Ordinary Shareholders' Meetings shall be held at least once a year within the four months following the end of each fiscal year. In addition to addressing the matters contained in the Agenda, Meetings must: (1) discuss, approve or amend and resolve everything related to the report of the Board of Directors regarding the financial position of the Corporation and all other accounting documents, including the report of the Examiner, under the terms of Article 172 of the General Corporate Law considering the report of the Examiners; (2) resolve on the application of profits, if any; and (3) appoint the members of the Board of Directors, the Examiners and their Alternates and the members of the Executive Committee, and determine their compensation.

      Extraordinary Meetings shall meet whenever any of the matters that it is authorized to act upon must be addressed.

      The Special Meetings of the Series "L" shareholders which shall designate two members of the Board of Directors shall meet at least once each year.

      The other Special Shareholders' Meetings of whatever shares the capital of the Corporation may be divided into shall meet on the occasions specified in
Article 195 of the General Corporate Law.

      ARTICLE TWENTY-FOUR. In order for a General Ordinary Shareholders' Meeting to be legally held by virtue of the first notice therefore, not less than 50% (fifty percent) of the ordinary and common shares into which the capital of the Corporation is divided must be represented at such meeting; and resolutions adopted at such meeting shall be valid when adopted by a majority of the common and ordinary shares.

      In the case of second notice, the General Ordinary Shareholders' Meetings may be validly held whatever the number of common or ordinary shares represented at the Meeting and the resolutions of such meeting shall be valid if they are adopted by a majority of the common and ordinary shares voting at such meeting.

      ARTICLE TWENTY-FIVE. For Extraordinary or Special Shareholders' Meetings the following rules will apply:

      I. In order for an Extraordinary Shareholders' Meeting to deal with matters in which Series "L" shares shall have no right to vote, such meeting shall be legally convened on first notice if at least 75% of the common and ordinary shares are represented and resolutions of such Meeting shall be legally adopted if approved by not less than 50% of the common and ordinary shares into which the capital of the Corporation is divided. In the case of a second or subsequent notice, the Extraordinary Shareholders Meeting to deal with matters upon which the Series "L" shares do not vote, such meetings shall be legally convened if at least 50% of the common and ordinary shares are represented at such meeting and resolutions of such meeting shall be legally adopted if approved by not less than 50% of the common and ordinary shares of the capital stock.

      II. In order for a General Extraordinary Shareholders' Meeting to be validly convened to deal with any matter upon which the Series "L" shares do have the right to vote, in the case of a first notice, not less than 75% of the capital of the Corporation shall be represented and in addition to that provided for in Section III below, resolutions shall be adopted at such meeting if adopted by shares representing not less than 50% of the Corporation's capital. In the case of second and subsequent notices, Extraordinary General Shareholders' Meetings convened to deal with matters upon which Series "L" shares may vote shall be duly convened if not less than 50% of the Corporation's capital shall be represented, and resolutions shall be adopted by such meeting if adopted by not less than 50% of the Corporation's capital subject to the provisions of
            Section III below.

      III. In order for resolutions adopted at Extraordinary Shareholders' Meetings called by virtue of the first or subsequent notices to deal with matters for which Series "L" shares have the right to vote to be valid it shall be required that in addition to that set forth in
            Section II above that such resolutions be approved by a majority of the common and ordinary shares into which the capital of the corporation is divided. Similarly, the approval of the Special Series "L" Shareholders' Meeting shall be required with respect to the cancellation of the registration of the Series "L" Shares in the Securities Section of the National Registry of Securities and of the securities exchanges whether foreign or national in which such shares are registered, except with respect to quotation systems or other markets which are not organized exchanges.

      IV.   For Special Meetings of Shareholders,  other than those indicated in
            Section V below, the same rule provided in Section I above of this Article will be applied but with reference to the special category of shares involved.

      V.    Special   Meetings   of   Shareholders   held  by  the   Series  "L"
            Shareholders, with the purpose of:

            1. Elect the two members of the Board of Directors pursuant to the provisions of these By-laws; and

            2. Approve the cancellation of the registration of the Series "L" shares in the Securities Section of the National Registry of Securities and on the stock exchanges whether national or foreign in which such securities are registered, other than quotation systems and other markets which are not organized exchanges;

            shall be governed by the matters set forth in these By-laws and in the General Corporate Law, and by the General Ordinary Shareholders' Meeting on second notice with respect to quorum, adoption of resolutions and other matters.

                                   CHAPTER VI

                          MANAGEMENT OF THE CORPORATION

      ARTICLE TWENTY-SIX. The administration of the Corporation shall be entrusted to a Board of Directors, consisting of an odd number of members, not less than 15 (fifteen), to be determined by the General Ordinary Shareholders' Meeting. Such Meeting may appoint alternate members equal to the number of regular members that it may appoint and, if the Meeting appoints alternate members, it shall have the power to determine the manner in which the alternates may substitute for the regular members; unless otherwise provided by the Meeting, any alternate member may substitute for any of the regular members except for those alternates appointed by Series "L" shareholders, who shall only be able to replace the regular members appointed by holders of such Series.

      The appointment or election of the members of the Board of Directors shall be made by the Ordinary Shareholders' Meeting by majority of votes and two members and their respective alternates designated by the majority of Series "L" Shares will be added to the number of members designated by the holders of common or ordinary shares.

      Shareholders representing at least twenty percent of the outstanding capital stock represented by common or ordinary shares shall have the right to designate one member and one alternate, who shall only be permitted to replace such member; provided however, that such percentage shall be 10% (ten percent) of the common or ordinary shares in the event that the shares of the Corporation are registered on a stock exchange. Once such minority designations have been made, the Meeting shall determine the total number of members which shall constitute the Board of Directors and shall designate the remaining members of the Board by simple majority of votes of the common or ordinary shares, without counting the votes corresponding to those shareholders having exercised the minority voting right referred to in this paragraph.

      ARTICLE TWENTY-SEVEN. Members of the Board of Directors may or may not be shareholders; they shall hold the position for one year; they may be reelected or have their appointment revoked at any time and, even in the case of members designated by the Series "L" shareholders or shareholders exercising their minority voting rights, they shall receive payment as determined by the General Ordinary Shareholders' Meeting.

      Notwithstanding the foregoing, they shall continue carrying out their functions, even when the term of their appointment has ended, until new appointments have been made and the persons named as new members have taken office.

      Neither the members of the Board of Directors and their Alternates, the Statutory Auditors and Alternates, the members of the Executive Committee nor the administrators and managers shall furnish guarantees to secure the fulfillment of responsibilities in which they may incur in the performance of their duties, unless the Shareholders' Meeting that appointed them establishes such an obligation.

      For the effects of the Securities Market Law, and without prejudice to its not requiring the inclusion in the corporate bylaws of the requirements indicated below, in terms of the Board of Directors the following shall also be performed:

      I. The Board of Directors shall be comprised of at least 5 (five) and no more than 20 (twenty) full directors.

      II. At least 25% (twenty five percent) of the members of the board of directors shall be independent in terms of the provisions of Article 14 Bis. 3 of the Securities Market Law.

      III. For each board member shall be designated a respective substitute, with the understanding that the substitute board members of the independent board members, should be of the same nature.

      IV. The report of the Audit Committee shall be presented at the shareholders' meeting.

      ARTICLE TWENTY SEVENTH SECOND. Notwithstanding the obligation of the Company to comply with the principles established in the fourth paragraph and its sections, of Article Twenty-Seventh of the present bylaws, and while such Article remains in effect, failure to follow the provisions in such paragraph and its sections, for any reason, shall not cause or grant a right to third parties to challenge the lack of validity, in terms of legal acts, contracts, resolutions, agreements or any other act entered into by the Company by means of or through its Board of Directors or any other intermediate organ, delegate, mandatory or agent, nor shall they be deemed requirements for the validity or existence of such acts.

      ARTICLE TWENTY-EIGHT. Unless expressly appointed by the Shareholders' Meeting, the Board of Directors, in its first Session immediately following the Shareholders' Meeting which appointed its members, shall appoint from among its members a Chairman, who shall under all circumstances be of Mexican nationality and, if considered convenient, one or more Vice-Chairmen. The Board of Directors shall also, if the Shareholders' Meeting fails to do so, appoint a Secretary and an alternate Secretary, who need not be members of the Board of Directors. The Board may also appoint such persons to occupy such offices as it shall deem necessary in order to best perform its functions. The temporary or permanent absence of members of the Board of Directors shall be covered by the respective alternates as determined by the General Ordinary Shareholders' Meeting, except the alternates appointed by the Series "L" shareholders, which shall only replace the members appointed by such Series.

      The Chairman of the Board shall preside over the Shareholders' Meetings and the sessions of the Board of Directors and Executive Committee, respectively; and shall carry out and execute the agreements of the Shareholders' Meetings, the sessions of the Board of Directors and of the Executive Committee, respectively, without the need for any special resolution. In the absence of the Chairman, such meetings and sessions shall be presided over by one of the Vice-Chairmen in order of election or, in the absence of all of these, by a member of the Board chosen by majority vote of those present. In case all Board members are absent from a Shareholders' Meeting, such meeting shall be presided over by the person designated by such meeting by a simple majority of votes. The person presiding over the Shareholders' Meetings shall appoint one or more counters to make a count of the shares represented. The entity referred to herein shall also be permitted to appoint other special delegates for such reasons, which may be persons with no ties whatsoever to the Corporation.

      The Secretary of the Board of Directors shall act as Secretary of the Shareholders' Meetings and, in his absence, his alternate shall occupy such position. In the absence of both, the person who, at the suggestion of the person presiding at the meeting, the meeting shall designate by a simple majority of votes, shall act as Secretary. This shall apply equally to sessions of the Board of Directors and of the Executive Committee, as the case may be.

      Copies of the minutes of the Board of Directors, of the Executive Committee and of the Shareholders' Meetings, as well as of the entries contained in the books and social registers and, in general, of any archival document of the Corporation, may be authorized and certified by the Secretary or his alternate, who will have the titles of Secretary and Alternate Secretary of the Corporation, and will be permanently empowered to appear before the Notary Public of their choice to protocolize the agreements contained in the minutes of the sessions or meetings of such entities, without need for express authorization. The Secretary shall be in charge of editing and setting forth in the respective books the minutes containing the agreements of the Shareholders' Meetings, sessions of the Board of Directors and of the Executive Committee, as well as issuing certifications of the same and of the appointments, signatures and powers of the officers and agents of the Corporation.

      ARTICLE TWENTY-NINE. In case that the General Ordinary Shareholders Meeting resolved it, the Corporation may count, as an intermediary administrative organ, with an Executive Committee formed by an odd number of members and alternates appointed by the General Ordinary Shareholders' Meeting among the members or alternates of the Board of Directors of the Corporation, which shall always act as a "collegial body". The members of the Executive Committee shall hold their positions for one year, but in any event, they shall continue holding office until the persons appointed to substitute them take office; they may be reelected and shall receive fees determined by the General Ordinary Shareholders' Meeting.

      The Executive Committee shall meet on the dates and with the frequency that it determines in the first session held during each fiscal year, without being necessary to summon its members to each meeting if such meeting was previously scheduled according to the calendar of meetings approved by the Committee.

      Additionally, the Executive Committee shall meet as determined by the Chairman, any two of its members or the Statutory Auditor, by a previous 3 (three) days' notice to all members of the Committee and to the necessary alternates, the attendance of the Statutory Auditor, who shall attend with the right to speak but without the right to vote, shall be required in order to convene such meeting. The notice of the meeting shall be sent by mail, telegram, telefax, courier or any other method which assures that the members of the Committee receive notice at least three days in advance. The notice of the meeting may be signed by the Chairman or the Secretary of the Board of Directors of the Corporation, or by the alternate Secretary, who shall hold such positions on the Executive Committee as well. The Executive Committee may meet at any time, without prior notice, if all of its members are present.

      In order for the sessions of the Executive Committee to be considered legally convened, the attendance of at least the majority of its members shall be required. The resolutions of the Executive Committee must be approved by the favorable vote of the totality of its members present at each session. In case of a tie, the presiding member shall cast the deciding vote. If it is impossible to take a resolution of proposed to the Executive Committee it will be submitted to the Board of Directors.

      The Executive Committee shall have the authorities granted to the Board of Directors under items I, II, III, V, VI, VII, XI, XIII and XIV of Article Thirty-Three of these By-laws.

      The Executive Committee shall not carry out those activities reserved by law or by these By-laws to the Shareholders' Meeting or to the Board of Directors. The Executive Committee may not, in turn, delegate its authorities to any person, but it may grant general and special powers-of-attorney when deemed convenient and appoint the persons to carry out its resolutions. The Chairman and, as the case may be, the Vice-Chairman shall be authorized to carry them out individually without the need for express authorization.

      The Executive Committee must inform the Board of Directors annually about its activities, or when in its opinion acts or facts of importance to the Corporation arise. Minutes, which shall be transcribed in a special book, must be drafted for every Meeting of the Executive Committee. The minutes must evidence the attendance of the members of the Committee and the resolutions passed, and the persons who acted as Chairman and Secretary must sign such minutes.

      ARTICLE THIRTY. The Board of Directors shall meet at least every three (3) months at the corporate domicile or at any other location in the Mexican
Republic chosen for this purpose and on the dates determined by the Board, without the necessity to convene its members on each occasion or session which is being held according to the calendar of sessions approved by the Board. These sessions shall be called by at least 25% (twenty-five percent) of the members of the Board of Directors, by the Chairman, by the Vice-Chairman or by any of the Commissioners of the Company, or by the Secretary or by the Alternate Secretary of aforementioned group.

      Additionally, the Board of Directors shall always meet whenever they are requested to, notified to them either by a written or electronic notification no less than five (5) days, by the Chairman, Vice-Chairman, or at least 25% of the Directors or by one of the Commissioners, Secretary or Alternate Secretary of the aforementioned group. The Commissioners shall be summoned to all the Sessions of the Board of Directors, to which they have the authority to speak but not to vote.

      The Board of Directors shall meet at any time, without previous notice, in the case in which all the members are present.

      The meetings for the Sessions of the Board of Directors shall contain the Order of the Day, which the respective meeting shall abide. For the sessions of the Board of Directors to be considered legal, the majority of its members shall be present and its resolutions shall be valid

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when all the votes of the members present in the Session are taken into account.
In case of a tie, the Chairman of the Board of Directors, or the Vice-Chairman, will have the vote.

      The meetings of the Board of Directors shall be held at the corporate domicile or in any other place previously authorized by the Board of Directors, except in the event of an accident or an Act of God.

      The minutes containing the agreements of the Board of Directors shall be authorized by those who acted as Chairman and Secretary of the corresponding meeting and such minutes shall be registered in a specific book kept by the Corporation for such reason.

      ARTICLE THIRTY-ONE. In accordance with the last paragraph of Article 143 (one hundred forty three) of the General Law of Mercantile Stock Corporations (Ley General de Sociedades Mercantiles), the Board of Directors may validly declare resolutions without the need for a formal, personal meeting of its members; the Executive Committee may also act in this way. The agreements made out of session shall be approved, in all cases, by the favorable vote of all members of the relevant organ or, in case of definitive absence or incapacity of any of them, with the favorable vote of the corresponding alternate member, in accordance with the following provisions:

      I. The Chairman, by his own initiative or at the request of the Statutory Auditor or any two members of the Board of Directors or of the Executive Committee shall notify, orally or in writing and in the manner he deems convenient, all members or, if necessary, alternates of the relevant organ and the Examiner of the agreements intended to be taken out of session and the reasons justifying such agreements. Likewise, the Chairman shall give all of them, if requested, all documentation and clarifications required with respect thereto. The Chairman may, in his discretion, be assisted by one or more members of the Board or the Committee or by the Secretary or his alternate in order to carry out such notifications.

      II. In the case that all members of the Board or of the Executive Committee or as the case may be if relevant, the alternates whose votes are required, orally declare to the Chairman or to the members assisting him, their consent to the agreements or resolutions submitted for consideration, they shall confirm such consent in writing by the second business day following the date on which they declared in the form established in the following Section III. The written confirmation shall be sent to the Chairman and the Secretary by mail, telex, telefax, telegram or courier, or by any other means that will guaranty receipt of the notice within the next two business days.

      III. With respect to Section II above, the Chairman shall send to each of the members of the relevant organ, in writing, either directly or through the persons assisting him, a formal draft of the minutes containing the agreements or resolutions intended to be adopted out of session and any other documentation deemed necessary so that, as soon as the required modifications are made, the draft of the relevant minutes is returned to the Chairman and to the Secretary, duly signed as of conformity on the bottom by each

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            of the members of the Board of Directors or the Executive Committee,
            as the case may be.

      IV. As soon as the Chairman and the Secretary receive the written confirmations from all members of the relevant organ, they will immediately proceed to place the approved minutes in the respective minute books, which shall contain all resolutions taken, which shall be legalized with the signature of the Chairman and the Secretary. The date of such minutes shall be the date on which the verbal or written consent of all relevant members was obtained, even though at such time written confirmations have not been received. Such written confirmations, once received, shall be placed in files which the Corporation shall keep for such reasons. Likewise, any written observations made by the Examiner to the respective resolutions shall be placed in such files.

      ARTICLE THIRTY-TWO. The operation and daily direction of business of the Corporation may be under the direction of a General Director, appointed by the Board of Directors, who shall enjoy the powers conferred upon him by such Board.

      The General Director may or may not be a shareholder or a member of the Board of Directors and shall maintain his position indefinitely until the Board of Directors revokes his appointment or accepts his resignation.

      ARTICLE THIRTY-THREE. The Board of Directors shall have the following powers and duties:

      I. Power-of-attorney for lawsuits and collections with all general and special powers requiring a special clause in accordance with the Law, without any limitation, in accordance with the provisions of the first paragraph of Article 2554 of the Civil Code for the Federal District, the first paragraph of the Article 2831 (two thousand eight hundred thirty one) of the Civil Code of the Federal District and the corresponding Articles in the Civil Codes for all other States of the Republic. The Board of Directors shall have the following powers, as examples but not as a limitation: to withdraw from the actions it may file and from "amparo" proceedings; to settle, to submit to arbitration; to take and answer deposition; to assign goods; to challenge judges; to receive payments and carry out all other acts expressly determined by the Law, among which are included, to represent the Corporation before judicial and administrative, civil, criminal or other authorities, with the power to file criminal claims and complaints and to grant pardons, to become the offended party or an assistant with the Public Ministry in criminal procedures, before labor authorities and labor courts.

      II. Power-of-attorney for acts of administration in accordance with the provisions of the second paragraph of Article 2554 of the Civil Code for the Federal District, second paragraph of the Article 2831 (two thousand eight hundred thirty one) of the Civil Code of the Federal District and the corresponding Articles in the Civil Codes for the States of the Republic.

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

      III. Power-of-attorney to appoint and remove the General Director or any other Directors and General or Special Managers, as well as any other officers, attorneys, agents and employees of the Corporation; and to determine their powers, responsibilities, working conditions and remuneration.

      IV. To acquire and dispose of shares and corporate participations in other companies.

      V. Power-of-attorney for acts of ownership, under the terms of the third paragraph of Article 2554 of the Civil Code for the Federal District, the third paragraph of the Article 2831 (two thousand eight hundred thirty one) of the Civil Code of the State of Federal District and the corresponding articles of the Civil Codes for all other States in the Republic.

      VI. To subscribe, execute, endorse, accept and in any other manner negotiate all types of credit instruments under the terms of Article 9 (nine) of the General Law of Negotiable Instruments and Credit Transactions.

      VII. To open and cancel accounts with banks or with any other financial intermediary, as well as to make deposits and draw therefrom.

      VIII. To call general ordinary meetings, extraordinary meetings or special meetings of shareholders in all events provided for by these By-laws or by the General Law of Mercantile Stock Corporations, or when deemed convenient, and to fix the date and time to hold such Meetings and to carry out the resolutions.

      IX.   To formulate internal work rules.

      X.    To appoint and remove external auditors of the Corporation.

      XI. To establish branches and agencies of the Corporation anywhere in the Mexican Republic or abroad.

      XII. To grant and revoke general or special powers-of-attorney and grant powers in substitution thereof, except those powers whose exercise corresponds exclusively to the Board of Directors under law or these By-laws, always reserving the exercise of its powers.

      XIII. To carry out all acts and operations authorized by these By-laws or which are consequential thereto.

      XIV. To authorize, pursuant to Article 14 (fourteen) Bis of the Securities Market Law, the acquisition via stock exchange of shares representing the capital of the Corporation under applicable provisions, as well as their later placement, in accordance with Article Eight of these By-laws. This authority shall not be delegated.

      XV. To establish Special Committees that it considers necessary for the development of the Corporation's operations, determining the powers and obligations of such

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

            Committees; provided that such Committees shall not have powers which, according to the Law or these By-laws correspond only to the General Shareholders' Meetings or to the Board of Directors.

      XVI. It is an indelegable authority of the Board of Directors to approve transactions that depart from the ordinary course of business and which would be entered into by and between the Company and its stockholders, with persons who form part of the management of the Company or with those with whom such persons maintain monetary ties or, if applicable, have a family relationship of consanguinity or affinity up to the second degree, a spouse or concubine; or which its subsidiaries seek to enter into with the aforementioned persons, which represent the purchase or sale of 10% (ten percent) or more of assets; the granting of guaranties in an amount in excess of 30% (thirty percent) of assets, as well as transactions other than the foregoing which represent more than 1% (one percent) of the Company's assets. The members of the Board of Directors shall be responsible for the resolutions referred to in this section, except in cases established by the Article 159 of the General Law of Mercantile Stock Corporations (Ley General de Sociedades Mercantiles).

      XVII. To establish an audit committee, which shall be established in the manner and under the terms indicated below:

            1. The Audit Committee shall be comprised of directors, of which the Chairman and the majority thereof shall be independent, and it shall have the presence of the Company's trustees, who shall attend its meeting in the capacity as guests with a right to speak but not to vote.

            2. The Audit Committee shall have the following functions, among others:

            a) To prepare an annual report on its activities and to present it to the Board of Directors;

            b) To state an opinion on transactions with related parties as cited in Section XVI of the present Article Thirty-Third; and

            c) To propose the hiring of independent specialists in the cases when it deems appropriate, in order for them to state their opinions with respect to the transactions cited in Section XVI of the present Article Thirty-Third.

      The Audit Committee may establish rules to govern its operations.

                                   CHAPTER VII

                         SUPERVISION OF THE CORPORATION

      ARTICLE THIRTY-FOURTH. Supervision of the Corporation shall be the responsibility

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of the Trustee or Trustees and  corresponding  alternates who by a majority vote of common stock are elected by the General Meeting of Stockholders. Trustees need not be stockholders and they shall have the authorities and obligations set forth in the Law and shall remain in office for one year, with the understanding that they shall continue in office until those appointed to replace them take possession of their offices. Trustees may be reelected. Alternate Trustees shall replace their Full Trustees when the latter cannot perform, for any reason, the duties inherent to their commission.

      In addition, holders of voting or nonvoting shares representing at least 10% (ten percent) of the capital stock, may appoint a trustee. The appointments of the Trustees appointed by minority stockholders may only been revoked when those of all others are revoked.

                                  CHAPTER VIII

                      FISCAL YEAR AND FINANCIAL INFORMATION

      ARTICLE THIRTY-FIVE. The fiscal year of the Corporation shall run from January 1 to December 31 of each year. In the event that the Corporation enters into liquidation proceedings or is merged and is not the surviving company or ceases to exist as a consequence of a spin-off, its fiscal year shall end on the date on which it undergoes liquidation proceedings, is merged or ceases to exist due to its spin-off and it shall be considered that there shall be a fiscal year during all the time the Corporation is under liquidation.

      ARTICLE THIRTY-SIX. Within the three months following the end of each fiscal year, the Board of Directors shall prepare, at least, the following financial information:

      I. A report on the progress of the Corporation during the fiscal year, as well as the policies followed by the Board itself, and the Corporation's principal existing projects;

      II. A report stating and explaining the main accounting and information procedures criteria and policies followed in the preparation of the financial information; III. A statement showing the financial condition of the Corporation as at the end of the fiscal year;

      IV. A statement showing, duly explained and classified, the results of the Corporation during the fiscal year;

      V. A statement showing the changes in the financial condition of the Corporation during the fiscal year;

      VI. A statement showing the changes in the items forming the corporate assets of the Corporation which occurred during the fiscal year; and

      VII. Notes that may be necessary to complete and clarify the information contained in the above mentioned statements.

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      The reports  mentioned in this  Article,  together  with the report of the
Examiner, shall be made available to the owners of ordinary or common shares, who shall have the right to have a copy delivered to them, at least fifteen days before the date of the General Ordinary Shareholders' Meeting at which they will be discussed.

                                   CHAPTER IX

                               PROFITS AND LOSSES

      ARTICLE THIRTY-SEVEN. Net profits of the Corporation for each preceding fiscal year, as set forth in the Corporation's financial statements duly approved by the General Ordinary Shareholders' Meeting, shall, after deducting any amounts necessary to (i) make the payments or the provisions to pay the respective taxes; (ii) set aside any reserves that may be compulsory by operation of law; and (iii) amortize losses of previous fiscal years, if any, be applied as set forth below:

      I. Five percent shall be separated to create, increase or eventually replenish, the legal reserve, until the amount of such reserve equals twenty percent of the Corporation's capital stock.

      II. Amounts shall be separated as determined by the Meeting to apply to create or increase general or special reserves, including, if necessary, a reserve to repurchase shares as set forth in Section I of Article 14 Bis of the Securities Market Law (Ley del Mercado de Valores).

      III. From what is left, the sum decreased by the Meeting shall be distributed to all the shareholders, equally, as dividends.

      IV. The surplus, if any, shall be at the disposal of the Meeting, or, if authorized by the Meeting, the Board of Directors. The Meeting or the Board, if authorized by the Meeting, may apply the surplus in any manner it considers appropriate and in the interests of the Corporation and its shareholders.

      ARTICLE THIRTY-EIGHT. Losses, if any, shall be borne by all shareholders in proportion to the number of their shares, and until the corporate capital represented by them.

                                    CHAPTER X

                           DISSOLUTION AND LIOUIDATION

      ARTICLE THIRTY-NINE. The Corporation shall be dissolved in any of the events provided for by Article 229 (two hundred twenty nine) of the General Law of Mercantile Stock Corporations (Ley General de Sociedades Mercantiles), by means of an agreement of the General Extraordinary Shareholders' Meeting.

      ARTICLE FORTY. Once the Corporation has been dissolved, it shall enter liquidation proceedings. The General Extraordinary Shareholders' Meeting shall appoint one or more

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liquidators,  being able to appoint  alternates if it so wishes,  who shall have the powers that the law or the Shareholders Meeting appointing them shall determine.

      ARTICLE FORTY-ONE. The liquidator or liquidators shall carry out the liquidation according to the procedure determined by the Meeting, if any, and in the absence thereof, in accordance with the following rules and in accordance with the provisions of Chapter XI of the General Corporate Law:

      I. They shall conclude business matters in the manner they consider appropriate;

      II. They shall pay the Corporation's debts, by disposing of the assets of the Corporation that may be necessary to sell for such purpose;

      III.  They shall prepare the final liquidation balance sheet; and

      IV. Once the final liquidation balance sheet is approved, they shall distribute cash assets equally among all the shareholders proportionately to the number of shams held by each shareholder. In case there is a discrepancy among the liquidators, the Examiner will convene the General Extraordinary Shareholders' Meeting in order to resolve the questions as to which there is discrepancy.

      ARTICLE FORTY-TWO. During the liquidation proceedings, the Meeting shall be held in the manner provided for by these By-laws, and the liquidators shall carry out functions equivalent to those corresponding to the Board of Directors during the normal existence of the Corporation; the Examiner shall continue fulfilling, with respect to the liquidator(s), the functions he had carried out during the existence of the corporation, regarding the Board of Directors.

                                   CHAPTER XI

                         APPLICABLE LAW AND JURISDICTION

      ARTICLE FORTY-THREE. In case of any dispute between the Company and its stockholders, or among stockholders regarding matters related to the Company, or for the interpretation and performance of the present bylaws, the Company and the stockholders expressly subject themselves to the applicable laws in, and the competency and jurisdiction of the competent courts of Mexico City, Federal District, wherefore they waive any other venue which for reason of domicile or for any other reason may pertain to them.

THE  SIGNED  REPRESENTATIVE  OF  THE  GENERAL  EXTRAORDINARY   ASSEMBLY  OF  THE
SHAREHOLDERS OF BACHOCO, S.A. DE C.V. DATED DECEMBER 9, 2003, CERTIFIES THAT THIS IS A TRUE COPY OF ITS ORIGINAL.

MEXICO, FEDERAL DISTRICT, DECEMBER 9, 2003.

CLAUDIA ATENEA DEL CARMEN LOPEZ RAMIREZ

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